Exhibit 2.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

23 June 2026

RECOMMENDED CASH ACQUISITION

of

RAMSDENS HOLDINGS PLC

by

CHESS BIDCO LIMITED

(an indirect wholly-owned subsidiary of FirstCash Holdings, Inc.)

to be implemented by means of a scheme of arrangement under

Part 26 of the Companies Act 2006

Summary

•	The boards of directors of Chess Bidco Limited ("Bidco") and Ramsdens Holdings PLC ("Ramsdens") are pleased to announce that they have reached an agreement on the terms of a recommended cash acquisition, pursuant to which Bidco, an indirect wholly-owned subsidiary of FirstCash Holdings, Inc. ("FirstCash"), will acquire the entire issued and to be issued share capital of Ramsdens.

•	Under the terms of the Acquisition, each Ramsdens Shareholder will be entitled to receive a total value of up to 609 pence in cash (the "Offer Value") comprising:

•	600 pence per Ramsdens Share in cash from Bidco (the "Cash Consideration"); and

•	permitted dividends of up to 9 pence per Ramsdens Share as a consequence of the declaration of the interim dividend of 6 pence per Ramsdens Share and the special dividend of 3 pence per Ramsdens Share (together the "Permitted Dividends") on 3 June 2026, expected to be paid on 9 October 2026.

•	If the Acquisition becomes Effective before some or all of the Permitted Dividends are paid, the Cash Consideration shall be increased by the same amount of the Permitted Dividends that has not been paid.

•	Ramsdens Shareholders will be entitled to receive Cash Consideration of, in aggregate, approximately £203 million. The Cash Consideration represents a premium of approximately:

•	33% to the closing price of 453 pence per Ramsdens Share as at the close of business on the Latest Practicable Date (being the last Business Day prior to the start of the offer period);

•	46% to the volume-weighted average closing price of 412 pence per Ramsdens Share for the 3-month period ended at the close of business on the Latest Practicable Date;

•	58% to the volume-weighted average closing price of 379 pence per Ramsdens Share for the 12-month period ended at the close of business on the Latest Practicable Date; and

•	22% to the closing price of 493 pence per Ramsdens Share on 3 June 2026, being Ramsdens' all-time high closing share price.

•	Including the Permitted Dividends payment of up to 9 pence, Ramsdens Shareholders will be entitled to receive, in aggregate, up to approximately £206 million on a fully diluted basis, which represents a premium of approximately:

•	35% to the closing price of 453 pence per Ramsdens Share as at the close of business on the Latest Practicable Date (being the last Business Day prior to the start of the offer period);

•	48% to the volume-weighted average closing price of 412 pence per Ramsdens Share for the 3-month period ended at the close of business on the Latest Practicable Date;

•	61% to the volume-weighted average closing price of 379 pence per Ramsdens Share for the 12-month period ended at the close of business on the Latest Practicable Date; and

•	24% to the closing price of 493 pence per Ramsdens Share on 3 June 2026, being Ramsdens' all-time high closing share price.

•	The terms of the Acquisition value the entire issued and to be issued share capital of Ramsdens at up to approximately £206 million on a fully diluted basis and imply an enterprise value of Ramsdens on a pre-IFRS 16 basis of up to approximately £203 million.

•	If, on or after the date of this announcement and prior to the Effective Date, any dividend and/or other distribution and/or other return of capital or value is announced, declared, made or paid or becomes payable in respect of Ramsdens Shares (other than the Permitted Dividends), or if the Permitted Dividends exceed, in aggregate, 9 pence per Ramsdens Share, Bidco reserves the right to reduce the consideration payable under the terms of the Acquisition by an amount per Ramsdens Share up to the amount of such dividend and/or distribution and/or return of capital or value. In such circumstances, Ramsdens Shareholders shall be entitled to retain any such dividend, distribution, or other return of value declared, made or paid.

•	It is intended that the Acquisition will be implemented by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act.

Background to and reasons for the Acquisition

•	FirstCash has a long history as a leading international pawnbroking operator with over 3,300 locations in the US, Latin America and the UK. Its stock trades on the US Nasdaq market with a market cap in excess of $10 billion USD.

•	FirstCash has an established track record of successfully acquiring, integrating and scaling pawnbroking businesses across international markets. FirstCash continues to expand its operations in the US and Latin America, and most recently, entered the UK market through its acquisition of H&T in 2025.

•	Ramsdens represents a compelling opportunity for FirstCash to further grow its business in the UK market through the acquisition of a highly complementary business and will further cement FirstCash's position as the largest publicly traded pawn platform in the US, Latin America and the UK.

Recommendation

•	The Ramsdens Directors believe that the Offer Value represents an opportunity for Ramsdens Shareholders to realise an immediate cash return at a significant premium to the recent trading price for their Ramsdens Shares.

•	The Ramsdens Directors, who have been so advised by Cavendish as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing its financial advice to the Ramsdens Directors, Cavendish has taken into account the commercial assessments of the Ramsdens Directors. Cavendish is providing independent financial advice to the Ramsdens Directors for the purposes of Rule 3 of the Code.

•	Accordingly, the Ramsdens Directors intend to recommend unanimously that Ramsdens Shareholders vote in favour of the Scheme at the Court Meeting and the Resolutions at the General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure the acceptance of the Takeover Offer), as those Ramsdens Directors who are interested in Ramsdens Shares have irrevocably undertaken to do in respect of their and (where relevant) their close relatives' aggregate beneficial holdings of 1,335,860 Ramsdens Shares (representing approximately 4.13% of Ramsdens' issued share capital as at the close of business on the Latest Practicable Date).

Background to and reasons for the recommendation

•	Ramsdens is a UK-based diversified retailer and financial services provider, offering jewellery retail, precious metals buying, foreign currency exchange and pawnbroking services. The business today operates both through a nationwide network of 174 stores across England, Scotland and Wales as well as a growing online offering. The Ramsdens Group serves a wide range of customers, including those with limited access to traditional banking services.

•	The Ramsdens Board continues to recognise the inherent strength of the business as an independent entity, underpinned by its established operating model and consistent financial performance over time.

•	The Ramsdens Board recognises that the future performance of Ramsdens remains subject to a range of external factors and risks. In particular, Ramsdens’ recent earnings profile is closely correlated with movements in the gold price. The recent strength in the gold market, culminating in an intraday peak in excess of $5,500 per ounce on 28 January 2026, has been a supportive factor and an important part of the positive trading momentum delivered by Ramsdens over the last 12 months. However, any reversal in this trend could adversely affect trading outcomes.

•	In addition, the broader UK macroeconomic outlook remains uncertain. Elements of the business may be susceptible to further economic pressure. Taken together, these considerations introduce a degree of risk to the deliverability of Ramsdens’ medium-term aspirations. The Ramsdens Board therefore believes that the Acquisition provides a means of reducing risk and accelerating certain value realisation for Ramsdens Shareholders.

•	The Ramsdens Board considers that the terms of the Acquisition provide Ramsdens Shareholders with an opportunity to crystallise value immediately in cash, at a level representing a premium to the recent trading price of a Ramsdens Share and exceeding the highest closing price at which Ramsdens Shares have historically traded on AIM (493 pence).

•	Having reviewed the terms of the Acquisition in full, the Ramsdens Board is satisfied that the Offer Value appropriately reflects both the current position of the business and its medium-term future potential value on AIM, while providing Ramsdens Shareholders with a clear and certain route to monetisation at an attractive valuation.

Timetable and conditions

•	The Scheme and Acquisition will be subject to the terms and conditions set out in this announcement and to be set out in full in the Scheme Document, including amongst other things the satisfaction or (where applicable) waiver of the Conditions set out in Appendix A to this announcement. These include, in particular:

•	the approval of the Scheme by a majority in number of Scheme Shareholders present and voting (and entitled to vote), either in person or by proxy, representing not less than 75% of the Scheme Shares validly voted by such Scheme Shareholders at the Court Meeting;

•	the approval of the Resolutions by the requisite majority of Ramsdens Shareholders at the General Meeting;

•	the satisfaction of the FCA Change in Control Condition;

•	the satisfaction of the CMA Condition; and

•	the sanction of the Scheme by the Court.

•	It is expected that the Scheme Document, containing further information about the Acquisition and notices of the Court Meeting and General Meeting, together with the Forms of Proxy, will be sent to Ramsdens Shareholders and (for information only) participants in the Ramsdens Share Schemes within 28 days of this announcement (or such later time as Ramsdens, Bidco and the Panel agree).

•	The Acquisition is expected to become Effective in the second half of 2026, subject to the satisfaction or (where applicable) waiver of all relevant conditions, including the Conditions. An expected timetable of key events relating to the Acquisition will be provided in the Scheme Document.

•	Commenting on the Acquisition, Mr. Rick Wessel (Chief Executive Officer and Vice-Chairman of the Board of FirstCash) said:

"We are excited to add Ramsdens, as part of the global FirstCash family. This transaction demonstrates our continued execution of FirstCash's long-term growth strategy for expanding operations in each of our key markets. We have great confidence in Ramsdens’ continued success given their proven track record. FirstCash looks forward to working together to drive long-term value for all of our customers, employees, and shareholders."

•	Commenting on the Acquisition, Peter Kenyon (CEO of Ramsdens) said:

"I am exceptionally proud of the Group’s transformational growth since our Initial Public Offering on AIM in February 2017. Less than a decade on, we have added 50 Ramsdens stores to the UK high street, created over 300 jobs and significantly grown our profit before tax. I remain highly confident that there are significant opportunities for further growth over the coming years.

“FirstCash is an internationally established sector leader, and I share their confidence and conviction in the outlook for Ramsdens, which is underpinned by our diversified model and established reputation for consistently doing the right thing for our customers and our fantastic people.”

Simon Herrick (Non-Executive Chair of Ramsdens) added:

“Ramsdens has delivered a consistently strong performance reflecting the quality of its diversified operating model, management team, and people. This has resulted in consistent profit upgrades over the past 12 months supported by a sustained high gold price and continuous progress across all business segments, which reflects the rigorous application of the Group’s strategy over the past 10 years.

“Unfortunately, the share price has not fully kept pace with the Group’s positive profit and earnings per share growth and FirstCash has made a cash offer for the Group which represents a 35% premium to the current share price. The Board, following independent advice from Cavendish as to the financial terms of the Acquisition, considers the Acquisition to be recommendable to our shareholders.”

This summary should be read in conjunction with, and is subject to, the full text of the following announcement (including its Appendices). The Acquisition will be subject to the Conditions and certain further terms herein and set out in Appendix A to this announcement and to the full terms and conditions to be set out in the Scheme Document. Appendix B to this announcement contains the sources and bases of certain information contained in this summary and the following announcement. Appendix D to this announcement contains details of the irrevocable undertakings received by Bidco. Appendix E contains the definitions of certain terms used in this summary and the following announcement.

The person responsible for arranging the release of this announcement on behalf of Bidco is R. Douglas Orr.

Enquiries

FirstCash and Bidco

Rick L. Wessel (CEO & Vice-Chairman of the Board) / T. Brent Stuart (President & COO) / R. Douglas Orr (Executive Vice President & CFO) / Gar Jackson (Global IR Group – Investor Relations)

+1 (817) 886 6998

Jefferies (Sole Financial Adviser to FirstCash and Bidco) Andrea Lee / Paul Bundred / Carolyn Connor	+44 (0)20 7029 8000

Ramsdens Holdings PLC Peter Kenyon (CEO) / Martin Clyburn (CFO)	+44 (0)16 4257 9957

Cavendish (Financial Adviser, Nominated Adviser and Broker and Rule 3 Adviser to Ramsdens) Jonny Franklin-Adams / Marc Milmo / George Lawson / Andrea Callaghan / Henrik Persson	+44 (0)20 7220 0500

Hudson Sandler (PR Adviser to Ramsdens) Alex Brennan / Emily Booker	+44 (0)20 7796 4133

Alston & Bird LLP and Gowling WLG (UK) LLP are acting as US and English legal advisers to FirstCash and Bidco in connection with the Acquisition. Addleshaw Goddard LLP is acting as legal adviser to Ramsdens in connection with the Acquisition.

Further information

This announcement is for information purposes and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of Ramsdens in any jurisdiction in contravention of applicable law. The Acquisition will be made solely by means of the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Scheme. Any vote in respect of the Scheme or other response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Offer Document). Ramsdens and Bidco urge Ramsdens Shareholders to read the Scheme Document when it becomes available, because it will contain important information relating to the Acquisition.

This announcement is an advertisement and does not constitute a prospectus or prospectus equivalent document.

Please be aware that addresses, electronic addresses and certain other information provided by Ramsdens Shareholders, persons with information rights and other relevant persons for the receipt of communications from Ramsdens may be provided to Bidco during the offer period as required under Section 4 of Appendix 4 to the Code to comply with Rule 2.11(c) of the Code.

Jefferies, which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for FirstCash and Bidco and no one else in connection with the Acquisition and will not regard any other person as its client in relation to the matters in this announcement and will not be responsible to anyone other than FirstCash and Bidco for providing the protections afforded to clients of Jefferies, nor for providing advice in relation to any matter referred to in this announcement. Neither Jefferies nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Jefferies in connection with this announcement, any statement contained herein or otherwise.

Cavendish Capital Markets Limited ("Cavendish"), which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for Ramsdens and for no-one else in connection with the Acquisition and will not regard any other person as its client in relation to the Acquisition and will not be responsible to anyone other than Ramsdens for providing the protections afforded to clients of Cavendish, nor for providing advice in relation to any matter referred to in this announcement. Neither Cavendish nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Cavendish in connection with this announcement, any statement contained herein or otherwise.

Overseas jurisdictions

The release, publication or distribution of this announcement in or into jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the law of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom to vote their Ramsdens Shares with respect to the Scheme at the Court Meeting, or to appoint another person as proxy to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. This announcement has been prepared for the purposes of complying with English law, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside of England.

Copies of this announcement and formal documentation relating to the Acquisition will not be, and must not be, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law or regulation), the Takeover Offer may not be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

The availability of the Acquisition to Ramsdens Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.

Further details in relation to Overseas Shareholders will be contained in the Scheme Document.

The Acquisition shall be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange, the FCA and the AIM Rules.

Additional information for US investors

The Acquisition is being made to acquire the shares of an English company by means of a scheme of arrangement provided for under English law. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act. Accordingly, the Scheme will be subject to disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement, which are different from the disclosure requirements of the US tender offer and proxy solicitation rules. The financial information included in this announcement and the Scheme documentation has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom and thus may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the US. If Bidco exercises its right to implement the Acquisition by way of a Takeover Offer, such offer will be made in compliance with applicable US laws and regulations.

The receipt of cash pursuant to the Acquisition by a US holder as consideration for the transfer of its Ramsdens Shares pursuant to the Scheme will likely be a taxable transaction for United States federal income tax purposes and under applicable United States state and local, as well as foreign and other, tax laws. Each Ramsdens Shareholder is urged to consult their independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to them.

In accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act (to the extent applicable), Bidco, its nominees or its brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, Ramsdens Shares outside of the US, other than pursuant to the Acquisition, until the date on which the Acquisition becomes Effective, lapses or is otherwise withdrawn. If such purchases or arrangements to purchase were to be made, they would be made outside of the US and would be in accordance with applicable law, including the US Exchange Act and the Code. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the United Kingdom, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

Forward-looking statements

This announcement (including information incorporated by reference in this announcement), oral statements made regarding the Acquisition, and other information published by FirstCash, Bidco and Ramsdens contain statements which are, or may be deemed to be, "forward-looking statements". Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of FirstCash, Bidco and Ramsdens about future events, and are, therefore, subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this announcement include statements relating to the expected effects of the Acquisition on FirstCash, Bidco and Ramsdens, the expected timing and scope of the Acquisition, the expected benefits of the Acquisition to FirstCash, Bidco and Ramsdens and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as "plans", "expects" or "does not expect", "is expected", "is subject to", "budget", "scheduled", "estimates", "forecasts", "intends", "goal", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "should", "would", "might" or "will" be taken, occur or be achieved. Although FirstCash, Bidco and Ramsdens believe that the expectations reflected in such forward-looking statements are reasonable, FirstCash, Bidco and Ramsdens can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements are the ability to satisfy the Conditions, including approval of the Acquisition by Ramsdens Shareholders and receipt of required regulatory approvals, the ability to realise the anticipated benefits from the Acquisition, changes in the global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or dispositions, and any epidemic, pandemic or disease outbreak. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should, therefore, be construed in the light of such factors. Neither FirstCash, Bidco nor Ramsdens, nor any of their respective associates or directors, members, managers, partners, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur. You are cautioned not to place any reliance on these forward-looking statements. The forward-looking statements speak only at the date of this announcement. All subsequent oral or written forward-looking statements attributable to FirstCash, Bidco or any member of the Wider Bidco Group or the Ramsdens Group, or any of their respective associates, directors, officers, employees or advisers, are expressly qualified in their entirety by the cautionary statement above. Other than in accordance with their legal or regulatory obligations, neither FirstCash, Bidco nor Ramsdens is under any obligation, and FirstCash, Bidco and Ramsdens expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Dealing disclosure requirements

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel's Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

No profit forecasts, estimates or quantified financial benefits statements

The Profit Forecast is a profit forecast for the purposes of Rule 28 of the Code. The Profit Forecast, the assumptions and basis of preparation on which the Profit Forecast is based and the Ramsdens Directors’ confirmation, as required by Rule 28.1 of the Code, are set out in Appendix C to this announcement.

Other than in respect of the Profit Forecast, no statement in this announcement is intended as a profit forecast, profit estimate or quantified financial benefits statement for any period and no statement in this announcement should be interpreted to mean that earnings or earnings per share for FirstCash, Bidco or Ramsdens, as appropriate, for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for FirstCash, Bidco or Ramsdens, as appropriate.

For the purposes of Rule 28 of the Code, the Profit Forecast contained in this announcement is the responsibility of Ramsdens and the Ramsdens Directors.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of figures that precede them.

General

Bidco reserves the right to elect, with the consent of the Panel and subject to the terms of the Cooperation Agreement, to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme. If the Acquisition is effected by way of a Takeover Offer, and such offer becomes or is declared unconditional and sufficient acceptances are received, Bidco intends to exercise its rights to apply the provisions of Chapter 3 of Part 28 of the Companies Act so as to acquire compulsorily the remaining Ramsdens Shares in respect of which the Takeover Offer has not been accepted.

Investors should be aware that Bidco may purchase Ramsdens Shares otherwise than under any Takeover Offer or the Scheme, including pursuant to privately negotiated purchases.

If you are in any doubt about the contents of this announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriate authorised independent financial adviser.

Rule 2.9 of the Code

For the purposes of Rule 2.9 of the Code, Ramsdens confirms that it has in issue 32,355,782 ordinary shares of one penny each. The ISIN for the shares is GB00BDR6V192. Ramsdens holds no shares in treasury. The Legal Entity Identifier (LEI) for Ramsdens is 2138004439PRUV6WB123.

Publication on website and hard copies

A copy of this announcement and the documents required to be published by Rule 26 of the Code will be made available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on FirstCash's website at www.investors.firstcash.com and on Ramsdens' website at www.ramsdensplc.com by no later than 12 noon (London time) on the Business Day following publication of this announcement. For the avoidance of doubt, the contents of any websites referred to in this announcement are not incorporated into and do not form part of this announcement.

Ramsdens Shareholders, persons with information rights and participants in the Ramsdens Share Schemes

In accordance with Rule 30.3 of the Code, Ramsdens Shareholders, persons with information rights and participants in the Ramsdens Share Schemes may request a hard copy of this announcement (and any document or information incorporated into it by reference to another source) by contacting Ramsdens' registrars, Equiniti, by writing to Equiniti at Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, United Kingdom or by calling them during business hours on +44 (0)371 384 2030. Lines are open from 8.30 a.m. to 5.30 p.m. (London time) Monday to Friday (except English and Welsh public holidays). Calls are charged at the standard geographical rate and will vary by provider. Calls from outside the United Kingdom will be charged at the applicable international rate. For persons who receive a copy of this announcement in electronic form or via a website notification, a hard copy of this announcement (and any document or information incorporated by reference into this announcement) will not be sent unless so requested. In accordance with Rule 30.3 of the Code, such persons may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be sent in hard copy form.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

23 June 2026

RECOMMENDED CASH ACQUISITION

of

RAMSDENS HOLDINGS PLC

by

CHESS BIDCO LIMITED

(an indirect wholly-owned subsidiary of FirstCash Holdings, Inc.)

to be implemented by means of a scheme of arrangement under

Part 26 of the Companies Act 2006

1	Introduction

The boards of directors of Chess Bidco Limited ("Bidco") and Ramsdens Holdings PLC ("Ramsdens") are pleased to announce that they have reached an agreement on the terms of a recommended cash acquisition, pursuant to which Bidco, an indirect wholly-owned subsidiary of FirstCash Holdings, Inc. ("FirstCash"), will acquire the entire issued and to be issued share capital of Ramsdens.

It is intended that the Acquisition will be implemented by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act, although Bidco reserves the right to elect, with the consent of the Panel and subject to the terms of the Cooperation Agreement, to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme.

2	The Acquisition

Under the terms of the Acquisition, which will be subject to the Conditions and further terms set out in Appendix A to this announcement and to the full terms and conditions which will be set out in the Scheme Document, each Ramsdens Shareholder at the Scheme Record Time will be entitled to receive up to a total value of up to 609 pence in cash (the "Offer Value") comprising:

•	600 pence per Ramsdens Share in cash from Bidco (the "Cash Consideration"); and

•	permitted dividends of up to 9 pence per Ramsdens Share as a consequence of the declaration of the interim dividend of 6 pence per Ramsdens Share and the special dividend of 3 pence per Ramsdens Share (together the "Permitted Dividends") on 3 June 2026, expected to be paid on 9 October 2026.

If the Acquisition becomes Effective before some or all of the Permitted Dividends are paid, the Cash Consideration shall be increased by the same amount of the Permitted Dividends that has not been paid. Any Permitted Dividend not paid prior to the Effective Date will be cancelled.

Ramsdens Shareholders will be entitled to receive Cash Consideration of, in aggregate, approximately £203 million. The Cash Consideration represents a premium of approximately:

•	33% to the closing price of 453 pence per Ramsdens Share as at the close of business on the Latest Practicable Date (being the last Business Day prior to the start of the offer period);

•	46% to the volume-weighted average closing price of 412 pence per Ramsdens Share for the 3-month period ended at the close of business on the Latest Practicable Date;

•	58% to the volume-weighted average closing price of 379 pence per Ramsdens Share for the 12-month period ended at the close of business on the Latest Practicable Date; and

•	22% to the closing price of 493 pence per Ramsdens Share on 3 June 2026, being Ramsdens' all-time high closing share price.

Including the Permitted Dividends payment of up to 9 pence, Ramsdens Shareholders will be entitled to receive, in aggregate, up to approximately £206 million on a fully diluted basis, which represents a premium of approximately:

•	35% to the closing price of 453 pence per Ramsdens Share as at the close of business on the Latest Practicable Date (being the last Business Day prior to the start of the offer period);

•	48% to the volume-weighted average closing price of 412 pence per Ramsdens Share for the 3-month period ended at the close of business on the Latest Practicable Date;

•	61% to the volume-weighted average closing price of 379 pence per Ramsdens Share for the 12-month period ended at the close of business on the Latest Practicable Date; and

•	24% to the closing price of 493 pence per Ramsdens Share on 3 June 2026, being Ramsdens' all-time high closing share price.

The terms of the Acquisition value the entire issued and to be issued share capital of Ramsdens at up to approximately £206 million on a fully diluted basis and imply an enterprise value of Ramsdens on a pre-IFRS 16 basis of up to approximately £203 million.

If, on or after the date of this announcement and prior to the Effective Date, any dividend and/or other distribution and/or other return of capital or value is announced, declared, made or paid or becomes payable in respect of Ramsdens Shares (other than the Permitted Dividends), or if the Permitted Dividends exceed, in aggregate, 9 pence per Ramsdens Share Bidco reserves the right to reduce the consideration payable under the terms of the Acquisition by an amount per Ramsdens Share up to the amount of such dividend and/or distribution and/or return of capital or value. In such circumstances, Ramsdens Shareholders shall be entitled to retain any such dividend, distribution, or other return of value declared, made or paid.

3	Background to and reasons for the Acquisition

Background

FirstCash has a long history as a leading international pawnbroking operator with over 3,300 locations in the US, Latin America and the UK. Its stock trades on the US Nasdaq market with a market cap in excess of $10 billion USD.

FirstCash has an established track record of successfully acquiring, integrating and scaling pawnbroking businesses across international markets. FirstCash continues to expand its operations in the US and Latin America, and most recently, entered the UK market through its acquisition of H&T in 2025.

Ramsdens represents a compelling opportunity for FirstCash to further grow its business in the UK market through the acquisition of a highly complementary business and will further cement FirstCash's position as the largest publicly traded pawn platform in the US, Latin America and the UK.

Reasons for the acquisition

The FirstCash Directors believe that the Acquisition will deliver a number of strategic and financial benefits including:

Highly complementary geographic footprint: There is limited overlap between the existing store networks of FirstCash and Ramsdens, with FirstCash's UK operations having greater representation in Southern England, while Ramsdens has a stronger presence across Northern England and Scotland, enhancing nationwide coverage and customer reach;

Accelerates FirstCash's UK growth strategy: The Acquisition meaningfully expands FirstCash's presence in the UK and reinforces its long-term commitment to the region following its acquisition of H&T in 2025;

Enhances precious metals purchasing, jewellery retail and foreign exchange capabilities: Ramsdens' established precious metals buying, jewellery retail and foreign exchange operations complement FirstCash's existing UK platform and provide opportunities to optimise inventory sourcing, retail operations and customer engagement across a broader combined network;

Opportunity to leverage FirstCash's proven operating model and global scale: FirstCash expects to leverage its extensive operational expertise, centralised analytics, inventory management capabilities and experience integrating pawn operations across multiple geographies to support the continued growth and operational performance of Ramsdens;

Unlocks further growth and revenue synergies for Ramsdens: The Ramsdens platform is expected to benefit from the additional growth capital provided by FirstCash to support increased pawn lending activities in the existing stores and further potential expansion of the brand;

Significant cost synergies and operational efficiencies: The combination is expected to generate meaningful cost savings through the consolidation of certain head office and administrative functions, procurement efficiencies, optimisation of operating platforms and systems, and potential financing efficiencies through access to FirstCash's broader balance sheet and funding capabilities;

Enhances scale and operating leverage: The addition of 174 stores increases FirstCash's scale, operational footprint and ability to leverage efficiencies in the UK and across its global platform more broadly; and

Financially compelling: The Acquisition is expected to be meaningfully accretive to both EBITDA and earnings per share, strengthening FirstCash's financial profile and long-term shareholder value.

4	Recommendation

The Ramsdens Directors believe that the Offer Value represents an opportunity for Ramsdens Shareholders to realise an immediate cash return at a significant premium to the recent trading price for their Ramsdens Shares.

The Ramsdens Directors, who have been so advised by Cavendish as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing its financial advice to the Ramsdens Directors, Cavendish has taken into account the commercial assessments of the Ramsdens Directors. Cavendish is providing independent financial advice to the Ramsdens Directors for the purposes of Rule 3 of the Code.

Accordingly, the Ramsdens Directors intend to recommend unanimously that Ramsdens Shareholders vote in favour of the Scheme at the Court Meeting and the Resolutions at the General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure the acceptance of the Takeover Offer), as those Ramsdens Directors who are interested in Ramsdens Shares have irrevocably undertaken to do in respect of their and (where relevant) their close relatives' aggregate beneficial holdings of 1,335,860 Ramsdens Shares (representing approximately 4.13% of Ramsdens' issued share capital as at the close of business on the Latest Practicable Date).

5	Background to and reasons for the recommendation

Background

Ramsdens is a UK-based diversified retailer and financial services provider, offering jewellery retail, precious metals buying, foreign currency exchange and pawnbroking services. The business today operates both through a nationwide network of 174 stores across England, Scotland and Wales as well as a growing online offering. The Ramsdens Group serves a wide range of customers, including those with limited access to traditional banking services.

Ramsdens’ strategy, supported by disciplined capital allocation and a strong balance sheet, has been focused on increasing its retail store base alongside growing its online presence in order to provide accessible financial services and a complementary retail offering.

On 15 February 2017, Ramsdens became a quoted business following the admission of its ordinary shares to trading on AIM. The IPO was executed in order to enable a partial exit for certain shareholders, raise the profile of the Ramsdens Group ahead of the next stage of its development as well as to help attract and retain employees through appropriate incentivisation arrangements.

Since the IPO, Ramsdens has successfully pursued its growth strategy, expanding its product offering and its store estate. This has enabled the Ramsdens Group to consistently deliver year-on-year revenue and earnings growth notwithstanding the impact of COVID-19.

In April 2026, the Ramsdens Board received an unsolicited, non-binding proposal from FirstCash, which was rejected as it fundamentally undervalued the business. Following two further proposals, which were both also rejected on similar grounds, a fourth proposal was received that the Ramsdens Directors believed provided an opportunity for Ramsdens Shareholders to realise value in cash having regard to the liquidity in Ramsdens Shares, the valuation of a Ramsdens Share on AIM, Ramsdens’ market position, and the macroeconomic backdrop, especially how this backdrop may or may not impact the gold price. Therefore, the Ramsdens Board and its advisers engaged with FirstCash to provide access to certain non-public information and also to the Ramsdens management team.

Reasons for the recommendation

In assessing its strategic position, the Ramsdens Board continues to recognise the inherent strength of the Ramsdens business as an independent entity, underpinned by its established operating model and consistent financial performance over time.

Notwithstanding this, the Ramsdens Board recognises that the future financial performance of Ramsdens remains subject to a range of external factors and risks. In particular, Ramsdens’ recent earnings profile is closely correlated with movements in the gold price. The recent strength in the gold market, culminating in an intraday peak in excess of $5,500 per ounce on 28 January 2026, has been a supportive factor and an important part of the positive trading momentum delivered by Ramsdens over the last 12 months. However, any reversal in this trend could adversely affect trading outcomes.

In addition, the broader UK macroeconomic outlook remains uncertain. Elements of the business may be susceptible to further economic pressure. Taken together, these considerations introduce a degree of risk to the deliverability of Ramsdens’ medium-term aspirations. The Ramsdens Board therefore believes that the Acquisition provides a means of reducing risk and accelerating certain value realisation for Ramsdens Shareholders.

The Ramsdens Board considers that the terms of the Acquisition provide Ramsdens Shareholders with an opportunity to crystallise value immediately in cash, at a level representing a premium to the recent trading price of a Ramsdens Share and exceeding the highest closing price at which Ramsdens Shares have historically traded on AIM (being 493 pence).

Ramsdens Shareholders will be entitled to receive Cash Consideration of, in aggregate, approximately £203 million. The Cash Consideration represents a premium of approximately

•	33% to the closing price of 453 pence per Ramsdens Share as at the close of business on the Latest Practicable Date (being the last Business Day prior to the start of the offer period);

•	46% to the volume-weighted average closing price of 412 pence per Ramsdens Share for the 3-month period ended at the close of business on the Latest Practicable Date;

•	58% to the volume-weighted average closing price of 379 pence per Ramsdens Share for the 12-month period ended at the close of business on the Latest Practicable Date; and

•	22% to the closing price of 493 pence per Ramsdens Share on 3 June 2026, being Ramsdens' all-time high closing share price.

Including the Permitted Dividends payment of up to 9 pence, Ramsdens Shareholders will be entitled to receive, in aggregate, up to approximately £206 million on a fully diluted basis, which represents a premium of approximately:

•	35% to the closing price of 453 pence per Ramsdens Share as at the close of business on the Latest Practicable Date (being the last Business Day prior to the start of the offer period);

•	48% to the volume-weighted average closing price of 412 pence per Ramsdens Share for the 3-month period ended at the close of business on the Latest Practicable Date;

•	61% to the volume-weighted average closing price of 379 pence per Ramsdens Share for the 12-month period ended at the close of business on the Latest Practicable Date; and

•	24% to the closing price of 493 pence per Ramsdens Share on 3 June 2026, being Ramsdens' all-time high closing share price.

In addition, the Ramsdens Board has had regard to the very limited liquidity in a Ramsdens Share. In the last six months, the average daily trading volume in Ramsdens Shares represented less than 0.4% of Ramsdens’ issued share capital. Therefore, the Acquisition also gives Ramsdens Shareholders the ability to realise all of their investment in Ramsdens, something that may have been challenging to achieve on market given the lack of liquidity in Ramsdens Shares.

Having reviewed the terms of the Acquisition in full, the Ramsdens Board is satisfied that the consideration offered appropriately reflects both the current position of the business and its future potential value on AIM, while providing Ramsdens Shareholders with a clear and certain route to monetisation at an attractive valuation.

The Ramsdens Board has further taken into account FirstCash’s and Bidco’s intentions with respect to Ramsdens’ operations, employees and wider stakeholder base, including customers and regulators, as described in paragraph 9 below.

On the basis of these factors, taken together, the Ramsdens Board has concluded that the Acquisition is in the best interests of Ramsdens Shareholders as a whole and therefore intends to recommend that Ramsdens Shareholders vote in favour of the Scheme at the Court Meeting and the Resolutions at the General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure the acceptance of the Takeover Offer).

6	Irrevocable undertakings

Ramsdens Directors

Bidco has received irrevocable undertakings from those Ramsdens Directors who are interested in Ramsdens Shares to vote (or, where applicable, procure the voting) in favour of the Scheme at the Court Meeting and the Resolutions at the General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure the acceptance of the Takeover Offer) in respect of their and (where relevant) their close relatives' aggregate beneficial holdings of 1,335,860 Ramsdens Shares, representing approximately 4.13% of Ramsdens' issued share capital as at the close of business on the Latest Practicable Date.

Further details of these irrevocable undertakings (including the circumstances in which they may lapse) are set out in Appendix D to this announcement.

7	Information relating to FirstCash and Bidco

FirstCash

FirstCash is a leading international operator of pawn stores and provider of technology-driven point-of-sale payment solutions, focused on serving cash and credit-constrained consumers.

FirstCash's more than 3,300 pawn stores across 29 US states and the District of Columbia, Latin America (which includes all the states in Mexico and the countries of Guatemala, Colombia and El Salvador) and the United Kingdom make small non-recourse pawn loans secured by pledged personal property and also sell a wide variety of jewellery, electronics, tools, appliances, sporting goods, musical instruments and other merchandise.

Through its wholly-owned subsidiary, American First Finance, FirstCash also provides lease-to-own and retail finance payment solutions for consumer goods and services through a nationwide network of approximately 16,600 active retail merchant partner locations located in all 50 US states, and the District of Columbia.

FirstCash employs approximately 22,000 people between the US, Latin America and the UK. FirstCash is a Texas corporation and its shares are publicly traded on the Nasdaq Stock Market and it is a component company in both the Standard & Poor's MidCap 400 Index and the Russell 2000 Index.

Bidco

Bidco is a company incorporated under the laws of England and Wales. Bidco is an indirect wholly-owned subsidiary of FirstCash and was formed for the purpose of implementing a prior acquisition (the "Prior Acquisition") and the Acquisition. Bidco has not traded, or entered into any obligations other than in connection with the Prior Acquisition or the Acquisition.

8	Information relating to Ramsdens

Ramsdens is a UK-based diversified retailer and financial services provider, serving customers primarily through a nationwide estate of high street stores and complementary online channels.

Ramsdens primarily operates across the following business segments:

•	Jewellery retail – sale of new and pre-owned jewellery and watches through the Ramsdens Group’s store network and online channels.

•	Purchase of precious metals – acquisition of gold and other valuables from customers, with subsequent resale into wholesale or bullion markets;

•	Foreign currency exchange – the purchase and sale of foreign currency notes, together with the provision of travel money products including multi-currency cards and international transfers; and

•	Pawnbroking – provision of short-term, asset backed loans secured against customer assets, predominantly jewellery and watches.

These activities are delivered through a combination of physical stores, of which there are currently 174 across the UK, and a growing digital platform, providing Ramsdens with a diversified and complementary income base. Ramsdens currently employs 877 employees across its operations.

Current trading and prospects

On 3 June 2026, Ramsdens announced its interim results for the six months ended 31 March 2026. These results showed:

•	Revenue increased 62% to £83.7m (HY25: £51.6m); gross profit up 48% to £40.1m (HY25: £27.1m);

•	173% growth in profit before tax, to a record £16.7m (HY25: £6.1m), exceeding FY25 full-year profit (£16.2m);

•	Strong performance in purchase of precious metals, with gross profit up 130% to £17.5m (HY25: £7.6m), driven largely by the sustained elevated gold price and higher volumes;

•	Jewellery retail continues to scale, with revenue up 26% to £26.1m (HY25: £20.7m) and gross profit up 31% to £10.4m (HY25: £7.9m);

•	Pawnbroking gross profit increased 18% to £7.3m (HY25: £6.2m), underpinned by disciplined lending and a growing loan book; and

•	Foreign currency gross profit declined 9% to £4.6m (HY25: £5.1m), reflecting the shift to lower-margin channels, despite stable volumes.

Ramsdens has benefited from elevated gold prices that have continued to drive demand for gold buying, supported by targeted marketing and improved in-store execution. Furthermore, demand for pawnbroking loans has remained robust with record lending levels achieved in each month of FY26 to date. Ramsdens has also seen continued momentum in its retail jewellery business in H2 of FY26 to date with margins remaining resilient despite the increased gold price.

The Ramsdens Board is conscious that the gold price is volatile, especially given the current geopolitical and economic climate remaining uncertain. Notwithstanding this uncertainty, in the interim results, the Ramsdens Board provided a further upgrade to estimates for the financial year ending 30 September 2026:

“Resulting from the continued strong performance across our diversified income streams and the additional benefit of the sustained high gold price, the Board currently anticipates that profit before tax for FY26 is expected to be in a range of £30m to £33m, ahead of current market expectations”.

In accordance with Rule 28.1 of the Code, the Ramsdens Directors confirm that this forecast for the year ending 30 September 2026 remains valid. The Ramsdens Directors also confirm that this forecast has been properly compiled on the basis of the assumptions set out in Appendix C to this announcement and that the basis of accounting used is consistent with the Ramsdens Group’s accounting policies.

9	FirstCash's and Bidco's intentions in relation to Ramsdens

FirstCash's and Bidco's strategic plans for Ramsdens

FirstCash and Bidco believe that the acquisition of Ramsdens represents a highly complementary strategic fit which will grow FirstCash's position in the UK and further diversify its earnings profile beyond the US and Latin America.

Whilst FirstCash and Ramsdens both operate within the UK, there is limited overlap between the respective store networks, with FirstCash's stores having greater representation in Southern England, in contrast with Ramsdens' stores which have a stronger presence across Northern England and Scotland. FirstCash does not currently envisage closing many, if indeed any Ramsdens stores, including in towns where they both currently have a store. FirstCash believes that combining with Ramsdens will help accelerate the growth of both businesses over and above their current standalone growth ambitions and further enhance the provision of transparent and accessible financial services tailored to customers who may have limited access to traditional banking products.

The complementary nature of the combination of FirstCash's and Ramsdens' businesses is expected, over time, to lead to the integration of certain back and middle office systems and functions. FirstCash intends to conduct an internal review, as soon as practicable following completion of the Acquisition, to determine the optimal operating structure of the combined business, with the objective of leveraging the most effective operational and technology capabilities across the combined platform. No definitive decisions have been made as to which systems will be retained.

Employees and executive team

FirstCash and Bidco recognise the importance of Ramsdens' employees and management team and the important role they will play in the continued success of the combined business. FirstCash and Bidco believe that Ramsdens' employees would benefit from being part of a larger international organisation with expanded career development opportunities and a shared focus on delivering high-quality customer service and operational excellence.

The preliminary integration and synergy analysis undertaken by FirstCash to date has identified the potential for certain cost synergies. FirstCash and Bidco expect to work with Ramsdens prior to completion of the Acquisition to undertake a detailed review of integration opportunities. Based on their review to date, FirstCash and Bidco expect that, in order to achieve the expected benefits of the Acquisition, there will be a reduction in certain roles associated with Ramsdens ceasing to operate as a publicly quoted company, as well as a result of overlapping central functions. This would not, however, result in a material reduction of Ramsdens' overall employee base.

Any workforce changes would be subject to comprehensive planning and any required information and consultation with any affected employees and/or their representatives in accordance with applicable law.

It is intended that, with effect from the Effective Date, the non-executive directors of Ramsdens shall resign from their office.

Existing employment rights and pensions

FirstCash and Bidco confirm that, following the Effective Date, the existing contractual and statutory employment rights, including in relation to pensions, of all Ramsdens employees will be fully safeguarded in accordance with applicable law. FirstCash and Bidco do not intend to make any material change to the conditions of employment or to the balance of skills and functions of the management and employees of Ramsdens. Ramsdens does not operate or contribute to any defined benefit pension schemes.

Management incentive arrangements

FirstCash and Bidco have not entered into, and have not had any discussions on proposals to enter into, any form of incentive arrangements with members of Ramsdens' management.

Headquarters and headquarter functions, locations, fixed assets and distribution centres and research and development

FirstCash does not intend to make any material changes to Ramsdens' fixed assets or asset base. Following completion of the Acquisition, FirstCash and Bidco may identify areas of the estate where investment can be increased or prioritised from an investment perspective. FirstCash and Bidco do not intend to make any changes to Ramsdens' headquarters or headquarter functions or places of business. Ramsdens does not have any material research and development functions and accordingly FirstCash has no plans in this regard.

Trading Facilities

Ramsdens is currently admitted to trading on AIM. As set out in paragraph 15, before the Effective Date an application will be made to the London Stock Exchange for the cancellation of the admission to trading of Ramsdens Shares on AIM to take effect on the Business Day following the Effective Date. Trading in Ramsdens Shares is expected to end at the close of business on the Business Day before the Effective Date. It is also intended that, following the Effective Date, Ramsdens will be re-registered as a private limited company under the relevant provisions of the Companies Act.

Regulations and compliance

FirstCash and Bidco recognise the importance of maintaining the highest standards of conduct and integrity in the provision of financial services in the United Kingdom. They also recognise the importance of the regulatory and commercial environment in which the Ramsdens Group operates, particularly with respect to the FCA's Consumer Duty regulations.

Following completion of the Acquisition, FirstCash and Bidco intend to uphold the Ramsdens Group's existing focus on delivering good outcomes for customers in line with the FCA's Consumer Duty regulations. Furthermore, FirstCash and Bidco confirm their intention that, following completion of the Acquisition, the Ramsdens Group will continue to operate within the applicable regulatory and corporate governance frameworks of the United Kingdom. This includes continued adherence to the rules and guidance of the FCA and other relevant regulatory bodies, and the maintenance of an open and co-operative relationship with each regulatory body.

FirstCash and Bidco are also committed to ensuring that the Ramsdens Group continues to operate in a manner consistent with the principles of fair treatment, transparency, and high standards of customer care. As part of this, FirstCash and Bidco intend to support the Ramsdens Group in maintaining robust systems and controls designed to ensure that customers' needs are identified, understood, and addressed across the full product and service lifecycle. FirstCash and Bidco also recognise the importance of broader stakeholder interests, including employees, suppliers, regulators, and the communities in which the Ramsdens Group operates. In this context, FirstCash and Bidco intend to engage constructively with these stakeholders where needed and to support the Ramsdens Group in continuing to uphold its responsibilities as a responsible and sustainable business.

Rule 19.5 of the Code

No statement in this paragraph 9 constitutes a post-offer undertaking for the purposes of Rule 19.5 of the Code.

10	Financing

FirstCash Credit Facility

FirstCash currently envisages drawing down funds under its US revolving unsecured credit facility (as may be amended, restated, varied or replaced from time to time) (the "FirstCash Credit Facility") prior to the Effective Date to permit Bidco to finance the Acquisition and to pay related fees and expenses, including potential repayment of Ramsdens' outstanding indebtedness.

Although FirstCash currently envisages utilising borrowings under the FirstCash Credit Facility for the purposes of the Acquisition, there can be no guarantee that such borrowings will be available at the Effective Date. In the event that such borrowings are not available at the Effective Date for the purposes of financing the Acquisition, Bidco may be required to utilise borrowings under the Bridge Credit Agreement (described and defined below), or another financing alternative.

Bridge Credit Agreement

In connection with the Acquisition, Bidco, FirstCash and FirstCash, Inc. entered into a bridge term loan credit agreement dated 23 June 2026 (the "Bridge Credit Agreement") with Jefferies Finance LLC (as administrative agent), the other guarantors party thereto and the lenders party thereto, pursuant to which the lenders agreed to provide Bidco with certain borrowings in an aggregate amount of up to £212 million on the terms and conditions set out in the Bridge Credit Agreement. The Bridge Credit Agreement provides a backstop for the financing of the Acquisition and satisfies the "certain funds" requirements under the Code.

Further information on the financing of the Acquisition will be set out in the Scheme Document.

Cash Confirmation Statement

Jefferies, in its capacity as financial adviser to Bidco, confirms that it is satisfied that sufficient resources are available to Bidco to satisfy in full the Cash Consideration payable by Bidco to Ramsdens Shareholders under the terms of the Acquisition.

11	Dividends

Under the terms of the Acquisition, each Ramsdens Shareholder will be entitled to receive a total value of up to 609 pence in cash (the "Offer Value") comprising:

•	600 pence per Ramsdens Share in cash from Bidco (the "Cash Consideration"); and

•	permitted dividends of up to 9 pence per Ramsdens Share as a consequence of the declaration of the interim dividend of 6 pence per Ramsdens Share and the special dividend of 3 pence per Ramsdens Share (together the "Permitted Dividends") on 3 June 2026, expected to be paid on 9 October 2026.

If the Acquisition becomes Effective before some or all of the Permitted Dividends are paid, the Cash Consideration shall be increased by the same amount of the Permitted Dividends that has not been paid. Any Permitted Dividend not paid prior to the Effective Date will be cancelled.

If, on or after the date of this announcement and prior to the Effective Date, any dividend and/or other distribution and/or other return of capital or value is announced, declared, made or paid or becomes payable in respect of Ramsdens Shares (other than the Permitted Dividends), or if the Permitted Dividends exceed, in aggregate, 9 pence per Ramsdens Share, Bidco reserves the right to reduce the consideration payable under the terms of the Acquisition by an amount per Ramsdens Share up to the amount of such dividend and/or distribution and/or return of capital or value. In such circumstances, Ramsdens Shareholders shall be entitled to retain any such dividend, distribution, or other return of value declared, made or paid.

To the extent that any such dividend and/or distribution (other than the Permitted Dividends) and/or other return of capital or value is announced, declared, made or paid or is payable and it is: (i) transferred pursuant to the Acquisition on a basis which entitles Bidco to receive the dividend or distribution and to retain it; or (ii) cancelled, the consideration payable under the terms of the Acquisition will not be subject to change in accordance with this paragraph.

Any reduction by Bidco of the consideration payable under the terms of the Acquisition in the manner referred to in this paragraph shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the Acquisition.

12	Ramsdens Share Schemes

Participants in the Ramsdens Share Schemes will be contacted regarding the effect of the Acquisition on their rights and appropriate proposals will be made to such participants in due course. It is expected that details of these proposals will be set out in the Scheme Document.

13	Offer-related arrangements

Confidentiality Agreement

FirstCash and Ramsdens have entered into a confidentiality agreement dated 19 May 2026, pursuant to which FirstCash has undertaken, amongst other things, to: (i) keep confidential information relating to the Acquisition and Ramsdens and not to disclose it to third parties (other than certain permitted parties) unless required by law or regulation; and (ii) use the confidential information only for the purpose of evaluating, developing, negotiating, financing and proceeding with the potential Acquisition.

The Confidentiality Agreement contains customary provisions relating to restrictions on share dealings and non-solicitation provisions.

The Confidentiality Agreement will continue in force until the earlier of: (i) completion of the Acquisition; and (ii) two years after the date of the Confidentiality Agreement.

Clean Team Agreement

FirstCash and Ramsdens have entered into a clean team agreement dated 3 June 2026, which sets out how any confidential information relating to FirstCash or Ramsdens that is competitively sensitive can be disclosed, used or shared for the purposes of due diligence, integration planning and/or regulatory analysis and any associated clearance processes by Ramsdens or FirstCash respectively. Such competitively sensitive information must only be shared with certain individuals or parties identified in the Clean Team Agreement, and those identified individuals or parties must keep that information confidential and secure, and ensure it is used only in connection with the assessment and negotiation of the Acquisition by FirstCash or Ramsdens (as appropriate). In the event that discussions between the parties concerning the Acquisition terminate, the obligations under the Clean Team Agreement shall continue in force until the date that is two years from the date of the Confidentiality Agreement.

Cooperation Agreement

Bidco and Ramsdens have entered into a cooperation agreement dated 23 June 2026, pursuant to which, among other things, Bidco and Ramsdens have each agreed to certain undertakings to co-operate and provide each other with reasonable information, assistance and access in relation to any filings, submissions and notifications to be made in relation to regulatory clearances and authorisations.

The Cooperation Agreement records the parties' intentions to implement the Acquisition by way of the Scheme, subject to the ability of Bidco to implement the Acquisition by way of a Takeover Offer in certain circumstances set out in the Cooperation Agreement and with the consent of the Panel.

The Cooperation Agreement will be capable of termination by either party in certain circumstances, including if the Acquisition does not become Effective by the Long-Stop Date, a competing transaction completes, becomes effective or is declared or becomes unconditional, the recommendation of the Ramsdens Directors changes, or if the Acquisition is, with the permission of the Panel, withdrawn, terminated, or lapses in accordance with its terms prior to the Long-Stop Date.

Pursuant to the terms of the Cooperation Agreement, Bidco has undertaken that it will deliver a notice in writing to Ramsdens no later than 7.30 a.m. on the date of to the Court Sanction Hearing confirming either: (i) the satisfaction or waiver of all Conditions (other than Condition 2.3); or (ii) if permitted by the Panel, that it intends to invoke a Condition.

The Cooperation Agreement also contains provisions that will apply in respect of the Ramsdens Share Schemes and certain other employee incentive arrangements.

14	Structure of and conditions to the Acquisition

It is intended that the Acquisition will be implemented by way of a Court-sanctioned scheme of arrangement between Ramsdens and the Scheme Shareholders under Part 26 of the Companies Act. The procedure involves, among other things, an application by Ramsdens to the Court to sanction the Scheme.

The purpose of the Scheme is to provide for Bidco to become the owner of the entire issued and to be issued share capital of Ramsdens.

This is to be achieved by the transfer of Ramsdens Shares to Bidco, in consideration for which Ramsdens Shareholders will receive the Cash Consideration on the basis set out in paragraph 2 of this announcement. The transfer to Bidco of the Ramsdens Shares pursuant to the Scheme is intended to result in Ramsdens becoming a wholly-owned subsidiary of Bidco.

Conditions to the Acquisition

The Acquisition will be subject to the Conditions and certain further terms set out in Appendix A to this announcement and to be set out in the Scheme Document when issued. In particular, the Scheme will become Effective only if, among other things, the following events occur on or before 11.59 pm (London time) on the Long-Stop Date:

(a)	the approval of the Scheme by a majority in number of Scheme Shareholders present and voting (and entitled to vote), either in person or by proxy, representing not less than 75% of the Scheme Shares validly voted by such Scheme Shareholders at the Court Meeting;

(b)	the Resolutions are passed by the requisite majority of Ramsdens Shareholders at the General Meeting;

(c)	the FCA Change in Control Condition is satisfied;

(d)	the CMA Condition is satisfied;

(e)	the Scheme is sanctioned by the Court (without modification, or with modification on terms agreed by Bidco and Ramsdens); and

(f)	following the sanction by the Court, a copy of the Scheme Court Order is delivered to the Registrar of Companies.

Additionally, the Scheme will lapse if, amongst other things:

(a)	the Court Meeting and/or General Meeting are not held on or before the 22nd day after the expected date of such meetings, which will be set out in the Scheme Document in due course (or such later date, if any: (i) as Bidco and Ramsdens may agree; or (ii) (in a competitive situation) as may be specified by Bidco with the consent of the Panel, and in each case that (if so required) the Court may allow);

(b)	the Court Sanction Hearing is not held on or before the 22nd day after the expected date of such hearing, which will be set out in the Scheme Document in due course (or such later date, if any: (i) as Bidco and Ramsdens may agree; or (ii) (in a competitive situation) as may be specified by Bidco with the consent of the Panel, and in each case that (if so required) the Court may allow); or

(c)	the Scheme does not become Effective on or before 11.59 pm (London time) on the Long-Stop Date.

Bidco may invoke a Condition so as to cause the Acquisition not to proceed, lapse or to be withdrawn only with the consent of the Panel. Certain Conditions are not subject to this requirement. The Panel will normally give its consent only if the circumstances which give rise to the right to invoke the Condition are of material significance to Bidco in the context of the Acquisition. This will be judged by reference to the facts of each case at the time that the relevant circumstances arise. Further details are set out in Part B of Appendix A to this announcement.

Upon the Scheme becoming Effective: (i) it will be binding on all Scheme Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting (and if they attended and voted, whether or not they voted in favour); and (ii) share certificates in respect of Ramsdens Shares will cease to be valid and entitlements to Ramsdens Shares held within the CREST system will be cancelled. In accordance with the applicable provisions of the Code, the consideration for the transfer of the Scheme Shares to Bidco will be despatched within 14 days of the Effective Date.

Any Ramsdens Shares (other than any Excluded Shares) issued before the Scheme Record Time which remain in issue at the Scheme Record Time will be subject to the terms of the Scheme. The Resolutions to be proposed at the General Meeting will, amongst other things, provide that Ramsdens' articles of association be amended to incorporate provisions requiring, among other things and subject to the Scheme becoming Effective, any Ramsdens Shares issued or transferred after the Scheme Record Time (other than to Bidco and/or its nominees) to be automatically transferred to Bidco (or as Bidco may direct) on the same terms as the Acquisition (other than terms as to timings and formalities). The provisions of Ramsdens' articles of association (as amended) will avoid any person (other than Bidco, its nominees and any person to whom Bidco may direct the transfer of Ramsdens Shares after the Effective Date) holding and retaining Ramsdens Shares after the Effective Date.

If the Scheme does not become Effective on or before 11.59 pm (London time) on the Long-Stop Date, it will lapse and the Acquisition will not proceed (unless Bidco and Ramsdens otherwise agree and the Panel otherwise consents).

The Scheme Document will include full details of the Scheme, together with notices of the Court Meeting and the General Meeting. The Scheme Document will also contain the expected timetable for the Acquisition and will specify the necessary actions to be taken by Ramsdens Shareholders. It is expected that the Scheme Document, containing further information about the Acquisition and notices of the Court Meeting and General Meeting, together with the Forms of Proxy, will be sent to Ramsdens Shareholders and (for information only) participants in the Ramsdens Share Schemes within 28 days of this announcement (or such later time as Ramsdens, Bidco and the Panel agree).

The Acquisition is expected to become Effective in the second half of 2026, subject to the satisfaction or (where applicable) waiver of the Conditions. An expected timetable of key events relating to the Acquisition will be provided in the Scheme Document.

15	Delisting and re-registration

It is intended that an application will be made to the London Stock Exchange for the cancellation of trading of the Ramsdens Shares on AIM, with effect on the Business Day following the Effective Date.

The last day for dealings in Ramsdens Shares on AIM is expected to be the last Business Day immediately prior to the Effective Date and no transfers shall be registered after 6.00 pm (London time) on that date. It is also intended that, following the Effective Date, Ramsdens will be re-registered as a private limited company under the relevant provisions of the Companies Act.

16	Disclosure of interests in Ramsdens relevant securities

Except for the irrevocable undertakings referred to in paragraph 6 above, as at close of business on the Latest Practicable Date, neither Bidco, nor any of the directors of Bidco, nor, so far as the directors of Bidco are aware, any person acting in concert with Bidco for the purposes of the Acquisition had any interest in, right to subscribe for, or had borrowed or lent any Ramsdens Shares or securities convertible or exchangeable into Ramsdens Shares, nor did any such person have any short position (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to take delivery, or any dealing arrangement of the kind referred to in Note 11 of the definition of acting in concert in the Code, in relation to Ramsdens Shares or in relation to any securities convertible or exchangeable into Ramsdens Shares.

In the interests of secrecy, Bidco has not made enquiries before the date of this announcement in respect of the matters referred to above of certain parties who may be deemed or presumed by the Panel to be acting in concert with Bidco for the purposes of the Acquisition. Enquiries of such parties will be made as soon as possible following the date of this announcement and Bidco confirms that, if and to the extent that any further disclosure is required, it will make such disclosure in accordance with Rule 8.1(a) of the Code as soon as possible and in any event by no later than the deadline stipulated by Note 2(a)(i) on Rule 8 of the Code.

17	Overseas shareholders

The availability of the Acquisition and the distribution of this announcement to Ramsdens Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction. Such persons should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction. Ramsdens Shareholders who are in any doubt regarding such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

This announcement does not constitute an offer for sale of any securities or an offer or an invitation to purchase any securities. Ramsdens Shareholders are advised to read carefully the Scheme Document and related Forms of Proxy once these have been dispatched.

18	Documents published on a website

Copies of the following documents will, by no later than 12 noon (London time) on the first Business Day following the date of this announcement, be published on FirstCash's website at www.investors.firstcash.com and on Ramsdens' website at www.ramsdensplc.com until the end of the offer period:

(a)	this announcement;

(b)	the irrevocable undertakings referred to in paragraph 6 above;

(c)	the documents relating to the financing of the Acquisition referred to in paragraph 10 above;

(d)	the Confidentiality Agreement described in paragraph 13 above;

(e)	the Clean Team Agreement described in paragraph 13 above;

(f)	the Cooperation Agreement described in paragraph 13 above; and

(g)	the consent letters from each of Jefferies and Cavendish referred to in paragraph 19 below.

The contents of the websites referred to in this announcement are not incorporated into and do not form part of this announcement.

19	General

Bidco reserves the right to elect to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme (subject to the Panel's consent and the terms of the Cooperation Agreement). In such event, the Takeover Offer will be implemented on the same terms, so far as applicable, and subject to the terms of the Cooperation Agreement, as those which would apply to the Scheme, subject to appropriate amendments to reflect, among other things, the change in the method of effecting the Acquisition (including, without limitation: (i) the inclusion of an acceptance condition set at 75% of the Ramsdens Shares to which such Takeover Offer relates (or such other percentage as Bidco may, subject to the rules of the Code and the terms of the Cooperation Agreement and with the consent of the Panel, decide, being in any case more than 50% of the Ramsdens Shares); and (ii) those required by, or deemed appropriate by, Bidco under applicable law, including US securities law). Further, if sufficient acceptances of such Takeover Offer are received and/or sufficient Ramsdens Shares are otherwise acquired, it is the intention of Bidco to apply the provisions of the Companies Act to acquire compulsorily any outstanding Ramsdens Shares to which such offer relates.

The Scheme will be governed by English law and will be subject to the jurisdiction of the courts of England and Wales. The Scheme will be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange, the AIM Rules and the FCA.

Each of Jefferies and Cavendish has given and not withdrawn its consent to the inclusion in this announcement of references to its name in the form and context in which it appears.

The Acquisition will be subject to the Conditions and certain further terms set out herein and in Appendix A to this announcement and to the full terms and conditions which will be set out in the Scheme Document. Appendix B to this announcement contains the sources and bases of certain information contained in this announcement. Appendix D to this announcement contains details of irrevocable undertakings received by Bidco. Appendix E contains the definitions of certain terms used in this announcement.

It is expected that the Scheme Document, containing further information about the Acquisition and notices of the Court Meeting and General Meeting, together with the Forms of Proxy, will be sent to Ramsdens Shareholders and (for information only) participants in the Ramsdens Share Schemes within 28 days of this announcement (or such later time as Ramsdens, Bidco and the Panel agree).

The person responsible for arranging the release of this announcement on behalf of Bidco is R. Douglas Orr.

Enquiries

FirstCash and Bidco

Rick L. Wessel (CEO & Vice-Chairman of the Board) / T. Brent Stuart (President & COO) / R. Douglas Orr (Executive Vice President & CFO) / Gar Jackson (Global IR Group – Investor Relations)

+1 (817) 886 6998

Jefferies (Sole Financial Adviser to FirstCash and Bidco) Andrea Lee / Paul Bundred / Carolyn Connor	+44 (0)20 7029 8000

Ramsdens Holdings PLC Peter Kenyon (CEO) / Martin Clyburn (CFO)	+44 (0)16 4257 9957

Cavendish (Financial Adviser, Nominated Adviser and Broker and Rule 3 Adviser to Ramsdens) Jonny Franklin-Adams / Marc Milmo / George Lawson / Andrea Callaghan / Henrik Persson	+44 (0)20 7220 0500

Hudson Sandler (PR Adviser to Ramsdens) Alex Brennan / Emily Booker	+44 (0)20 7796 4133

Alston & Bird LLP and Gowling WLG (UK) LLP are respectively acting as US and English legal advisers to FirstCash and Bidco in connection with the Acquisition. Addleshaw Goddard LLP is acting as legal adviser to Ramsdens in connection with the Acquisition.

Further information

This announcement is for information purposes and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of Ramsdens in any jurisdiction in contravention of applicable law. The Acquisition will be made solely by means of the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Scheme. Any vote in respect of the Scheme or other response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Offer Document). Ramsdens and Bidco urge Ramsdens Shareholders to read the Scheme Document when it becomes available, because it will contain important information relating to the Acquisition.

This announcement is an advertisement and does not constitute a prospectus or prospectus equivalent document.

Please be aware that addresses, electronic addresses and certain other information provided by Ramsdens Shareholders, persons with information rights and other relevant persons for the receipt of communications from Ramsdens may be provided to Bidco during the offer period as required under Section 4 of Appendix 4 to the Code to comply with Rule 2.11(c) of the Code.

Jefferies, which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for FirstCash and Bidco and no one else in connection with the Acquisition and will not regard any other person as its client in relation to the matters in this announcement and will not be responsible to anyone other than FirstCash and Bidco for providing the protections afforded to clients of Jefferies, nor for providing advice in relation to any matter referred to in this announcement. Neither Jefferies nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Jefferies in connection with this announcement, any statement contained herein or otherwise.

Cavendish Capital Markets Limited ("Cavendish"), which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for Ramsdens and for no-one else in connection with the Acquisition and will not regard any other person as its client in relation to the Acquisition and will not be responsible to anyone other than Ramsdens for providing the protections afforded to clients of Cavendish, nor for providing advice in relation to any matter referred to in this announcement. Neither Cavendish nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Cavendish in connection with this announcement, any statement contained herein or otherwise.

Overseas jurisdictions

The release, publication or distribution of this announcement in or into jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the law of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom to vote their Ramsdens Shares with respect to the Scheme at the Court Meeting, or to appoint another person as proxy to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. This announcement has been prepared for the purposes of complying with English law, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside of England.

Copies of this announcement and formal documentation relating to the Acquisition will not be, and must not be, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law or regulation), the Takeover Offer may not be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

The availability of the Acquisition to Ramsdens Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.

Further details in relation to Overseas Shareholders will be contained in the Scheme Document.

The Acquisition shall be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange, the FCA and the AIM Rules.

Additional information for US investors

The Acquisition is being made to acquire the shares of an English company by means of a scheme of arrangement provided for under English law. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act. Accordingly, the Scheme will be subject to disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement, which are different from the disclosure requirements of the US tender offer and proxy solicitation rules. The financial information included in this announcement and the Scheme documentation has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom and thus may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the US. If Bidco exercises its right to implement the Acquisition by way of a Takeover Offer, such offer will be made in compliance with applicable US laws and regulations.

The receipt of cash pursuant to the Acquisition by a US holder as consideration for the transfer of its Ramsdens Shares pursuant to the Scheme will likely be a taxable transaction for United States federal income tax purposes and under applicable United States state and local, as well as foreign and other, tax laws. Each Ramsdens Shareholder is urged to consult their independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to them.

In accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act (to the extent applicable), Bidco, its nominees or its brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, Ramsdens Shares outside of the US, other than pursuant to the Acquisition, until the date on which the Acquisition becomes Effective, lapses or is otherwise withdrawn. If such purchases or arrangements to purchase were to be made, they would be made outside of the US and would be in accordance with applicable law, including the US Exchange Act and the Code. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the United Kingdom, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

Forward-looking statements

This announcement (including information incorporated by reference in this announcement), oral statements made regarding the Acquisition, and other information published by FirstCash, Bidco and Ramsdens contain statements which are, or may be deemed to be, "forward-looking statements". Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of FirstCash, Bidco and Ramsdens about future events, and are, therefore, subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this announcement include statements relating to the expected effects of the Acquisition on FirstCash, Bidco and Ramsdens, the expected timing and scope of the Acquisition, the expected benefits of the Acquisition to FirstCash, Bidco and Ramsdens and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as "plans", "expects" or "does not expect", "is expected", "is subject to", "budget", "scheduled", "estimates", "forecasts", "intends", "goal", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "should", "would", "might" or "will" be taken, occur or be achieved. Although FirstCash, Bidco and Ramsdens believe that the expectations reflected in such forward-looking statements are reasonable, FirstCash, Bidco and Ramsdens can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements are the ability to satisfy the Conditions, including approval of the Acquisition by Ramsdens Shareholders and receipt of required regulatory approvals, the ability to realise the anticipated benefits from the Acquisition, changes in the global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or dispositions, and any epidemic, pandemic or disease outbreak. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should, therefore, be construed in the light of such factors. Neither FirstCash, Bidco nor Ramsdens, nor any of their respective associates or directors, members, managers, partners, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur. You are cautioned not to place any reliance on these forward-looking statements. The forward-looking statements speak only at the date of this announcement. All subsequent oral or written forward-looking statements attributable to FirstCash, Bidco or any member of the Wider Bidco Group or the Ramsdens Group, or any of their respective associates, directors, officers, employees or advisers, are expressly qualified in their entirety by the cautionary statement above. Other than in accordance with their legal or regulatory obligations, neither FirstCash, Bidco nor Ramsdens is under any obligation, and FirstCash, Bidco and Ramsdens expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Dealing disclosure requirements

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel's Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

No profit forecasts, estimates or quantified financial benefits statements

The Profit Forecast is a profit forecast for the purposes of Rule 28 of the Code. The Ramsdens Profit Forecast, the assumptions and basis of preparation on which the Profit Forecast is based and the Ramsdens Directors’ confirmation, as required by Rule 28.1 of the Code, are set out in Appendix C to this announcement.

Other than in respect of the Profit Forecast, no statement in this announcement is intended as a profit forecast, profit estimate or quantified financial benefits statement for any period and no statement in this announcement should be interpreted to mean that earnings or earnings per share for FirstCash, Bidco or Ramsdens, as appropriate, for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for FirstCash, Bidco or Ramsdens, as appropriate.

For the purposes of Rule 28 of the Code, the Profit Forecast contained in this announcement is the responsibility of Ramsdens and the Ramsdens Directors.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of figures that precede them.

General

Bidco reserves the right to elect, with the consent of the Panel and subject to the terms of the Cooperation Agreement, to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme. If the Acquisition is effected by way of a Takeover Offer, and such offer becomes or is declared unconditional and sufficient acceptances are received, Bidco intends to exercise its rights to apply the provisions of Chapter 3 of Part 28 of the Companies Act so as to acquire compulsorily the remaining Ramsdens Shares in respect of which the Takeover Offer has not been accepted.

Investors should be aware that Bidco may purchase Ramsdens Shares otherwise than under any Takeover Offer or the Scheme, including pursuant to privately negotiated purchases.

If you are in any doubt about the contents of this announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriate authorised independent financial adviser.

Rule 2.9 of the Code

For the purposes of Rule 2.9 of the Code, Ramsdens confirms that it has in issue 32,355,782 ordinary shares of one penny each. The ISIN for the shares is GB00BDR6V192. Ramsdens holds no shares in treasury. The Legal Entity Identifier (LEI) for Ramsdens is 2138004439PRUV6WB123.

Publication on website and hard copies

A copy of this announcement and the documents required to be published by Rule 26 of the Code will be made available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on FirstCash's website at www.investors.firstcash.com and on Ramsdens' website at www. ramsdensplc.com by no later than 12 noon (London time) on the Business Day following publication of this announcement. For the avoidance of doubt, the contents of any websites referred to in this announcement are not incorporated into and do not form part of this announcement.

Ramsdens Shareholders, persons with information rights and participants in the Ramsdens Share Schemes

In accordance with Rule 30.3 of the Code, Ramsdens Shareholders, persons with information rights and participants in the Ramsdens Share Schemes may request a hard copy of this announcement (and any document or information incorporated into it by reference to another source) by contacting Ramsdens' registrars, Equiniti, by writing to Equiniti at Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, United Kingdom or by calling them during business hours on +44 (0)371 384 2030. Lines are open from 8.30 a.m. to 5.30 p.m. (London time) Monday to Friday (except English and Welsh public holidays). Calls are charged at the standard geographical rate and will vary by provider. Calls from outside the United Kingdom will be charged at the applicable international rate. For persons who receive a copy of this announcement in electronic form or via a website notification, a hard copy of this announcement (and any document or information incorporated by reference into this announcement) will not be sent unless so requested. In accordance with Rule 30.3 of the Code, such persons may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be sent in hard copy form.

Appendix A

Conditions and Certain Further Terms of the Scheme and the Acquisition

Part A - Conditions to the Scheme and the Acquisition

Long-Stop Date

1	The Acquisition is conditional upon the Scheme becoming unconditional and becoming Effective, subject to the provisions of the Code, by no later than 11.59 pm on the Long-Stop Date.

Scheme approval

2	The Scheme will be conditional upon:

2.1	(i) its approval by a majority in number of the Scheme Shareholders who are on the register of members of Ramsdens (or the relevant class or classes thereof, if applicable) at the Scheme Voting Record Time, present and voting (and entitled to vote), whether in person or by proxy, representing not less than 75% in value of the Scheme Shares validly voted by such Scheme Shareholders at the Court Meeting and at any separate class meeting which may be required by the Court or at any adjournment or postponement of any such meeting; and (ii) such Court Meeting and any such separate class meeting or any adjournment or postponement of any such meeting being held on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document in due course (or such later date, if any: (a) as Bidco and Ramsdens may agree; or (b) (in a competitive situation) as may be specified by Bidco with the consent of the Panel, and in each case that (if so required) the Court may allow;

2.2	(i) the Resolutions being duly passed by the requisite majority or majorities at the General Meeting or at any adjournment or postponement of that meeting; and (ii) such General Meeting or any adjournment or postponement of such meeting being held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document in due course (or such later date, if any: (a) as Bidco and Ramsdens may agree; or (b) (in a competitive situation) as may be specified by Bidco with the consent of the Panel, and in each case that (if so required) the Court may allow); and

2.3	(i) the sanction of the Scheme by the Court with or without modification (but subject to any such modification being acceptable to Bidco and Ramsdens); (ii) the Court Sanction Hearing being held on or before the 22nd day after the expected date of the Court Sanction Hearing to be set out in the Scheme Document in due course (or such later date, if any: (a) as Bidco and Ramsdens may agree; or (b) (in a competitive situation) as may be specified by Bidco with the consent of the Panel, and in each case that (if so required) the Court may allow); and (iii) the delivery of the Scheme Court Order to the Registrar of Companies.

In addition, subject to Part B of this Appendix A and to the requirements of the Panel, Bidco and Ramsdens have agreed that the Acquisition will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme Effective will not be taken unless such Conditions (as amended, if appropriate) have been satisfied or, where relevant, waived:

Official authorisations and regulatory clearances

FCA

3	the FCA, as the appropriate regulator under FSMA, in respect of any prospective acquisition involving a change in 'control' of a Ramsdens entity that is a 'UK authorised person':

3.1	having notified each 'incoming controller' (in its capacity as a 'section 178 notice-giver') that it has determined to approve each notice-giver's proposed acquisition, unconditionally, as contemplated by section 189(4)(a) of FSMA;

3.2	having notified each section 178 notice-giver that it has decided to approve its acquisition, subject only to conditions, undertakings or requirements that Bidco (acting reasonably) considers acceptable in all respects, as contemplated by section 189(7) of FSMA; or

3.3	being treated as having approved each notice-giver's acquisition, as contemplated by section 189(6) of FSMA;

CMA

4	following the submission of a Briefing Paper to the CMA, either:

4.1	the CMA having responded to the Briefing Paper in writing to confirm that it has no further questions in respect of the Acquisition and, at the date upon which all other Conditions are satisfied or waived, the CMA having not in relation to the Acquisition:

4.1.1	confirmed in writing to either party that it intends, or is considering whether, to commence a Phase 1 Investigation;

4.1.2	requested in writing from either Bidco or Ramsdens the submission of a merger notice pursuant to section 96 of the EA;

4.1.3	confirmed in writing to either Bidco or Ramsdens that the statutory review period in which the CMA has to decide whether to make a Phase 2 Reference pursuant to section 34ZA of the EA has begun; or

4.1.4	requested in writing from either Bidco or Ramsdens documents, information, or attendance by witnesses (including under section 109 of the EA) which reasonably indicate that it is considering whether to request the submission of a merger notice pursuant to section 96 of the EA, or to commence the aforementioned statutory review period; or

4.2	in the event that the CMA decides to commence a Phase 1 Investigation in relation to the Acquisition, the CMA issuing a decision that the Acquisition (including any matter arising therefrom or related thereto or any part of it) shall not be subject to a Phase 2 Reference, such decision being either unconditional or conditional on the CMA's acceptance of undertakings in lieu under section 73 of the EA (or the applicable time period for the CMA to issue a decision having expired without it having done so and without it having made a Phase 2 Reference);

General Third Party official authorisations and regulatory clearances

5	excluding any Briefing Paper, notification and/or filing required for the purposes of the relevant confirmation, consent and/or order referred to in Conditions 4.1 and 4.2 (to which only Conditions 4.1 and 4.2 shall apply), the waiver (or non-exercise within any applicable time limits) by any Third Party of any termination right, right of pre-emption, first refusal or similar right (which is material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition) arising as a result of or in connection with the Acquisition including, without limitation, its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control or management of, Ramsdens by Bidco or any member of the Wider Bidco Group;

6	excluding any Briefing Paper, notification and/or filing required for the purposes of the relevant confirmation, consent and/or order referred to in Conditions 4.1 and 4.2 (to which only Conditions 4.1 and 4.2 shall apply), all material filings or applications that are necessary in connection with the Acquisition having been made and all statutory or regulatory obligations in any jurisdiction having been complied with in connection with the Acquisition or the acquisition by any member of the Wider Bidco Group of any shares or other securities in, or control of, Ramsdens and all material authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals reasonably deemed necessary or appropriate by Bidco or any member of the Wider Bidco Group for or in respect of the Acquisition including, without limitation, its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control of, Ramsdens or any member of the Wider Ramsdens Group by any member of the Wider Bidco Group having been obtained in terms and in a form reasonably satisfactory to Bidco from all appropriate Third Parties or persons with whom any member of the Wider Ramsdens Group has entered into contractual arrangements and all such material authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals deemed necessary or appropriate to carry on the business of any member of the Wider Ramsdens Group which are material in the context of the Wider Bidco Group or the Ramsdens Group as a whole or for or in respect of the Acquisition including, without limitation, its implementation or financing remaining in full force and effect and all filings necessary for such purpose having been made and there being no notice or intimation of any intention to revoke or not to renew any of the same at the time at which the Acquisition becomes Effective and all necessary statutory or regulatory obligations in any jurisdiction having been complied with;

7	excluding any Briefing Paper, notification and/or filing required for the purposes of the relevant confirmation, consent and/or order referred to in Conditions 4.1 and 4.2 (to which only Conditions 4.1 and 4.2 shall apply), no Third Party having given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and, in each case, not having withdrawn the same), or having enacted, made or proposed any statute, regulation, decision or order, or change to published practice or having taken any other step, and there not continuing to be outstanding any statute, regulation, decision or order, which in each case would or might reasonably be expected to:

7.1	require, prevent or delay the divestiture, or materially alter the terms envisaged for any proposed divestiture by any member of the Wider Bidco Group or any member of the Wider Ramsdens Group of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses (or any of them) or to own any of their respective assets or properties or any part thereof which, in any such case, is material in the context of the Wider Bidco Group or the Wider Ramsdens Group, in either case taken as a whole or in the context of the Acquisition;

7.2	require, prevent or delay the divestiture by any member of the Wider Bidco Group of any shares or other securities in Ramsdens;

7.3	impose any material limitation on, or result in a delay in, the ability of any member of the Wider Bidco Group directly or indirectly to acquire or to hold or to exercise effectively any rights of ownership in respect of shares or loans or securities convertible into shares or any other securities (or the equivalent) in any member of the Wider Ramsdens Group or the Wider Bidco Group or to exercise voting or management control over any such member;

7.4	otherwise adversely affect the business, assets, profits or prospects of any member of the Wider Bidco Group or of any member of the Wider Ramsdens Group to an extent which is material in the context of the Wider Bidco Group or the Wider Ramsdens Group, in either case taken as a whole or in the context of the Acquisition;

7.5	make the Acquisition or its implementation or the acquisition or proposed acquisition by Bidco or any member of the Wider Bidco Group of any shares or other securities in, or control of, Ramsdens void, illegal, and/or unenforceable under the laws of any jurisdiction, or otherwise, directly or indirectly, restrain, restrict, prohibit, delay or otherwise interfere with the same, or impose additional conditions or obligations with respect thereto;

7.6	except pursuant to the implementation of the Acquisition or, if applicable, sections 974 to 991 of the Companies Act, require any member of the Wider Bidco Group or the Wider Ramsdens Group to offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider Ramsdens Group or the Wider Bidco Group owned by any third party;

7.7	impose any limitation on the ability of any member of the Wider Ramsdens Group to co-ordinate its business, or any part of it, with the businesses of any other members which is adverse to and material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition; or

7.8	result in any member of the Wider Ramsdens Group ceasing to be able to carry on business under any name under which it presently does so,

and all applicable waiting and other time periods (including any extensions thereof) during which any such Third Party could institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or any other step under the laws of any jurisdiction in respect of the Acquisition or the acquisition or proposed acquisition of any Ramsdens Shares having expired, lapsed or been terminated;

Certain matters arising as a result of any arrangement, agreement, etc.

8	save as Disclosed, there being no provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Ramsdens Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, or any circumstance which in consequence of the Acquisition or the proposed acquisition of any shares or other securities (or equivalent) in Ramsdens or because of a change in the control or management of Ramsdens or otherwise, could or might reasonably be expected to result in any of the following to an extent which is material and adverse in the context of the Wider Ramsdens Group, or the Wider Bidco Group, in either case taken as a whole, or in the context of the Acquisition:

8.1	any moneys borrowed by or any other indebtedness or liabilities (actual or contingent) of, or grant available to, any such member being or becoming repayable or capable of being declared repayable immediately or earlier than their or its stated maturity date or repayment date or the ability of any such member to borrow moneys or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

8.2	any such agreement, arrangement, licence, permit or instrument or the rights, liabilities, obligations or interests of any such member thereunder being terminated or adversely modified or affected or any obligation or liability arising or any action being taken or arising thereunder;

8.3	any asset or interest of any such member being or failing to be disposed of or charged or ceasing to be available to any such member or any right arising under which any such asset or interest could be required to be disposed of or charged or could cease to be available to any such member otherwise than in the ordinary course of business;

8.4	the creation, save in the ordinary and usual course of business, or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interest of any such member;

8.5	the value of any such member or its financial or trading position or prospects being prejudiced or adversely affected;

8.6	any such member ceasing to be able to carry on business under any name under which it presently does so; or

8.7	the creation or acceleration of any liability, actual or contingent, by any such member (including any material tax liability or any obligation to obtain or acquire any material authorisation, order, grant, recognition, determination, confirmation, consent, licence, clearance, permission, exemption, approval, notice, waiver, concession, agreement or exemption from any Third Party or any person) other than trade creditors or other liabilities incurred in the ordinary course of business or in connection with the Acquisition, and no event having occurred which, under any provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Ramsdens Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, would or might reasonably be expected to result in any of the events or circumstances as are referred to in sub-paragraphs 8.1 to 8.7 of this Condition;

Certain events occurring since 30 September 2025

9	save as Disclosed and contemplated by this announcement, no member of the Wider Ramsdens Group having, since 30 September 2025:

9.1	save as between Ramsdens and wholly-owned subsidiaries of Ramsdens or for Ramsdens Shares issued under or pursuant to the exercise of options and vesting of awards granted under the Ramsdens Share Schemes, issued or agreed to issue, authorised or proposed the issue of additional shares of any class;

9.2	save as between Ramsdens and wholly-owned subsidiaries of Ramsdens or for the grant of options and awards and other rights under the Ramsdens Share Schemes, issued or agreed to issue, authorised or proposed the issue of securities convertible into shares of any class or rights, warrants or options to subscribe for, or acquire, any such shares or convertible securities;

9.3	other than to another member of the Ramsdens Group and other than the Permitted Dividends, prior to completion of the Acquisition, recommended, declared, paid or made any dividend or other distribution payable in cash or otherwise or made any bonus issue;

9.4	save for intra-Ramsdens Group transactions, merged or demerged with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any asset (including shares and trade investments) or authorised or proposed or announced any intention to propose any merger, demerger, disposal, transfer, mortgage, charge or security interest, in each case, other than in the ordinary course of business and, in each case, to the extent which is material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition;

9.5	save for intra-Ramsdens Group transactions, made or authorised or proposed or announced an intention to propose any change in its loan capital in each case, to the extent which is material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition;

9.6	issued, authorised or proposed the issue of, or made any change in or to, any debentures or (save for intra-Ramsdens Group transactions), save in the ordinary course of business, incurred or increased any indebtedness or become subject to any contingent liability;

9.7	purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect to the matters mentioned in sub-paragraphs 9.1 or 9.2 above, made any other change to any part of its share capital in each case, to the extent which is material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition;

9.8	save for intra-Ramsdens Group transactions, implemented, or authorised, proposed or announced its intention to implement, any reconstruction, merger, demerger, amalgamation, scheme, commitment or other transaction or arrangement otherwise than in the ordinary course of business;

9.9	entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, transaction or commitment (whether in respect of capital expenditure or otherwise) which:

(a)	is of a long term, onerous or unusual nature or magnitude; or

(b)	involves or could involve an obligation of such a nature or magnitude which is or is reasonably likely to be materially restrictive on the business of any member of the Wider Ramsdens Group,

in each case, to the extent which is material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition;

9.10	(other than in respect of a member which is dormant and was solvent at the relevant time) taken any corporate action or steps or had any legal proceedings started or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, manager, trustee or similar officer of all or any part of its assets or revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed, in each case, to the extent which is material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition;

9.11	waived or compromised any claim otherwise than in the ordinary course of business which is material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition;

9.12	made any material alteration to its memorandum or articles of association or other incorporation documents (in each case, other than in connection with the Scheme);

9.13	been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

9.14	entered into any contract, commitment, arrangement or agreement otherwise than in the ordinary course of business or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced any intention to, or proposed to, effect any of the transactions, matters or events referred to in this Condition 9;

9.15	made or agreed or consented to any change to:

9.15.1	the terms of the trust deeds constituting the pension scheme(s) established by any member of the Wider Ramsdens Group for its directors, employees or their dependents;

9.15.2	the contributions payable to any such scheme(s) or to the benefits which accrue or to the pensions which are payable thereunder;

9.15.3	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

9.15.4	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued or made,

in each case, to the extent which is material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition;

9.16	except pursuant to the terms of the Cooperation Agreement, proposed, agreed to provide or modified the terms of the Ramsdens Share Schemes or other benefit constituting a material change relating to the employment or termination of employment of a material category of persons employed by the Wider Ramsdens Group or which constitutes a material change to the terms or conditions of employment of any senior employee of the Wider Ramsdens Group, save as agreed by the Panel (if required) and by Bidco, or entered into or changed the terms of any contract, agreement or arrangement with any director or senior executive of any member of the Wider Ramsdens Group; or

9.17	taken (or agreed or proposed to take) any action which requires, or would require, the consent of the Panel or the approval of Ramsdens Shareholders in general meeting in accordance with, or as contemplated by, Rule 21.1 of the Code;

No adverse change, litigation or regulatory enquiry

10	save as Disclosed, since 30 September 2025:

10.1	no adverse change or deterioration having occurred in the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider Ramsdens Group which, in any such case, is material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition and no circumstances have arisen which would or might reasonably be expected to result in such adverse change or deterioration;

10.2	no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Ramsdens Group is or may become a party (whether as a plaintiff, defendant or otherwise) and no enquiry, review or investigation by, or complaint or reference to, any Third Party or other investigative body against or in respect of any member of the Wider Ramsdens Group having been instituted, announced, implemented or threatened by or against or remaining outstanding in respect of any member of the Wider Ramsdens Group which in any such case has had or might reasonably be expected to have a material adverse effect on the Wider Ramsdens Group taken as a whole or in the context of the Acquisition;

10.3	no contingent or other liability of any member of the Wider Ramsdens Group having arisen or become apparent to Bidco or increased which has had or might reasonably be expected to have a material adverse effect on the Wider Ramsdens Group taken as a whole or in the context of the Acquisition;

10.4	no member of the Wider Ramsdens Group having conducted its business in breach of any applicable laws and regulations and which is material in the context of the Wider Ramsdens Group as a whole or in the context of the Acquisition; or

10.5	no steps having been taken which are likely to result in the withdrawal, cancellation, termination or modification of any licence or permit held by any member of the Wider Ramsdens Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which has had, or would reasonably be expected to have, an adverse effect on the Wider Ramsdens Group which is material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition;

No discovery of certain matters

11	save as Disclosed, Bidco not having discovered:

11.1	that any financial, business or other information concerning the Wider Ramsdens Group as contained in the information publicly disclosed at any time by or on behalf of any member of the Wider Ramsdens Group is materially misleading, contains a material misrepresentation of fact or omits to state a fact necessary to make that information not misleading and which was not subsequently corrected before the date of this announcement by disclosure either publicly or otherwise to Bidco or its professional advisers, in each case, to the extent which is material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition;

11.2	that any member of the Wider Ramsdens Group or partnership, company or other entity in which any member of the Wider Ramsdens Group has a significant economic interest and which is not a subsidiary undertaking of Ramsdens, is subject to any liability (contingent or otherwise), other than in the ordinary course of business, in each case, to an extent which is material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition; or

11.3	any information which affects the import of any information disclosed at any time by or on behalf of any member of the Wider Ramsdens Group and which is material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition;

12	save as Disclosed, Bidco not having discovered that:

12.1	any past or present member of the Wider Ramsdens Group has failed to comply with any and/or all applicable legislation or regulation, of any jurisdiction with regard to the use, treatment, handling, storage, carriage, disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters or the health and safety of humans, or that there has otherwise been any such use, treatment, handling, storage, carriage, disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations, and wherever the same may have taken place) any of which storage, carriage, disposal, spillage, release, discharge, leak or emission would be likely to give rise to any liability (actual or contingent) or cost on the part of any member of the Wider Ramsdens Group and which is material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition;

12.2	there is, or is likely to be, for any reason whatsoever, any liability (actual or contingent) of any past or present member of the Wider Ramsdens Group to make good, remediate, repair, reinstate or clean up any property or any controlled waters now or previously owned, occupied, operated or made use of or controlled by any such past or present member of the Wider Ramsdens Group (or on its behalf) or by any person for which a member of the Wider Ramsdens Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, regulation, notice, circular or order of any Third Party and which is material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition;

12.3	circumstances exist (whether as a result of the making of the Acquisition or otherwise) which would be reasonably likely to lead to any Third Party instituting, or whereby any member of the Wider Bidco Group or any present or past member of the Wider Ramsdens Group would be likely to be required to institute, an environmental audit or take any other steps which would in any such case be reasonably likely to result in any liability (whether actual or contingent) to improve, modify existing or install new plant, machinery or equipment or carry out changes in the processes currently carried out or make good, remediate, repair, reinstate or clean up any land or other asset currently or previously owned, occupied or made use of by any past or present member of the Wider Ramsdens Group (or on its behalf) or by any person for which a member of the Wider Ramsdens Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest which is material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition; or

12.4	circumstances exist whereby a person or class of persons would be likely to have any claim or claims in respect of any product or process of manufacture or materials used therein currently or previously manufactured, sold or carried out by any past or present member of the Wider Ramsdens Group which claim or claims would be likely, materially and adversely, to affect any member of the Wider Ramsdens Group and which is material in the context of the Wider Ramsdens Group taken as a whole or in the context of the Acquisition; and

Anti-corruption, economic sanctions, criminal property and money laundering

13	save as Disclosed, Bidco not having discovered that:

13.1	(i) any past or present member, director, officer or employee of the Wider Ramsdens Group is or has at any time engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law, rule or regulation or any other applicable law, rule, or regulation concerning improper payments or kickbacks; or (ii) any person that performs or has performed services for or on behalf of the Wider Ramsdens Group is or has at any time engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law, rule or regulation or any other applicable law, rule, or regulation concerning improper payments or kickbacks;

13.2	any asset of any member of the Wider Ramsdens Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition) or proceeds of crime under any other applicable law, rule, or regulation concerning money laundering or proceeds of crime or any member of the Wider Ramsdens Group is found to have engaged in activities constituting money laundering under any applicable law, rule, or regulation concerning money laundering;

13.3	any past or present member, director, officer or employee of the Wider Ramsdens Group, or any other person for whom any such person may be liable or responsible, is or has engaged in any conduct which would violate applicable economic sanctions or dealt with, made any investments in, made any funds or assets available to or received any funds or assets from:

13.3.1	any government, entity or individual in respect of which US, UK or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by US, UK or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control, or HMRC; or

13.3.2	any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the United Kingdom, the European Union or any of its member states, save that this shall not apply if and to the extent that it is or would be unenforceable by reason of breach of any applicable blocking law;

13.4	any past or present member, director, officer or employee of the Wider Ramsdens Group, or any other person for whom any such person may be liable or responsible:

13.4.1	has engaged in conduct which would violate any relevant anti-terrorism laws, rules, or regulations, including but not limited to the U.S. Anti-Terrorism Act;

13.4.2	has engaged in conduct which would violate any relevant anti-boycott law, rule, or regulation or any applicable export controls, including but not limited to the Export Administration Regulations administered and enforced by the U.S. Department of Commerce or the International Traffic in Arms Regulations administered and enforced by the U.S. Department of State;

13.4.3	has engaged in conduct which would violate any relevant laws, rules, or regulations concerning human rights, including but not limited to any law, rule, or regulation concerning false imprisonment, torture or other cruel and unusual punishment, or child labour; or

13.4.4	is debarred or otherwise rendered ineligible to bid for or to perform contracts for or with any government, governmental instrumentality, or international organization or found to have violated any applicable law, rule, or regulation concerning government contracting or public procurement; or

13.5	any member of the Wider Ramsdens Group is or has been engaged in any transaction which would cause Bidco to be in breach of any law or regulation upon the Acquisition becoming Effective, including but not limited to the economic sanctions of the United States Office of Foreign Assets Control, or HMRC, or any other relevant government authority.

Part B - Certain further terms of the Acquisition

1	Subject to the requirements of the Panel and the Code, Bidco reserves the right in its sole discretion to waive:

1.1	the deadline set out in Condition 1 in Part A of this Appendix A, and any of the deadlines set out in Condition 2 in Part A of this Appendix A for the timing of the Court Meeting, the General Meeting and the Court Sanction Hearing. If any such deadline is not met, Bidco will make an announcement by 8.00 am on the Business Day following such deadline, confirming whether it has invoked or waived the relevant Condition or agreed with Ramsdens (or, as the case may be, the Panel) to extend the deadline in relation to the relevant Condition in accordance with the terms on which such deadline may be extended. In all other respects, Conditions 1 and 2 in Part A of this Appendix A cannot be waived; and

1.2	in whole or in part, all or any of Conditions 3 to 13 (inclusive) in Part A of this Appendix A.

2	Bidco shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as satisfied or fulfilled any of the Conditions that it is entitled (with the consent of the Panel and subject to the requirements of the Code) to invoke by a date earlier than the latest date specified above for the fulfilment or waiver thereof, notwithstanding that the other Conditions of the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

3	Under Rule 13.5(a) of the Code and subject to the remaining provision of this paragraph 3, Bidco may invoke a Condition that is subject to Rule 13.5(a) of the Code so as to cause the Acquisition not to proceed, to lapse or to be withdrawn only with the consent of the Panel. The Panel will normally give its consent only if the circumstances which give rise to the right to invoke the Condition are of material significance to Bidco in the context of the Acquisition. This will be judged by reference to the facts of each case at the time that the relevant circumstances arise. Conditions 1 and 2 in Part A of this Appendix A and, if applicable, any acceptance condition if the Acquisition is implemented by means of a Takeover Offer, are not subject to this provision of the Code.

4	Any Condition that is subject to Rule 13.5(a) of the Code may be waived by Bidco.

5	If the Panel requires Bidco to make an offer or offers for any Ramsdens Shares under the provisions of Rule 9 of the Code, Bidco may make such alterations to the Conditions as are necessary to comply with the provisions of that Rule.

6	Ramsdens Shares will be acquired by Bidco fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and other third party rights of any nature whatsoever and together with all rights attaching to them as at the date of this announcement or subsequently attaching or accruing to them, including the right to receive and retain, in full, all dividends and other distributions (if any) declared, made, paid or payable, or any other return of capital or value made, on or after the Effective Date.

7	If the Acquisition becomes Effective before some or all of the Permitted Dividends are paid, the Cash Consideration shall be increased by the same amount of the Permitted Dividends that has not been paid. Any Permitted Dividend not paid prior to the Effective Date will be cancelled.

8	If, on or after the date of this announcement and prior to the Effective Date, any dividend and/or other distribution and/or other return of capital or value is announced, declared, made or paid or becomes payable in respect of Ramsdens Shares (other than the Permitted Dividends), or if the Permitted Dividends are paid and exceed, in aggregate, 9 pence per Ramsdens Share, Bidco reserves the right to reduce the consideration payable under the terms of the Acquisition by an amount per Ramsdens Share up to the amount of such dividend and/or distribution and/or return of capital or value (or, in the case of any Permitted Dividend that exceeds 9 pence per Ramsdens Share, by the amount in excess of 9 pence per Ramsdens Share). In such circumstances, Ramsdens Shareholders shall be entitled to retain any such dividend, distribution, or other return of value declared, made or paid. Where the consideration payable is so reduced, any reference in this announcement or in the Scheme Document to the consideration payable under the terms of the Acquisition will be deemed to be a reference to the consideration as so reduced. To the extent that any such dividend and/or distribution (other than the Permitted Dividends) and/or other return of capital or value is announced, declared, made or paid or is payable and it is: (i) transferred pursuant to the Acquisition on a basis which entitles Bidco to receive the dividend or distribution and to retain it; or (ii) cancelled, the consideration payable under the terms of the Acquisition will not be subject to change in accordance with this paragraph. Any reduction by Bidco of the consideration payable under the terms of the Acquisition in the manner referred to in this paragraph shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the Acquisition.

9	Bidco reserves the right to elect to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme (subject to the Panel's consent and the terms of the Cooperation Agreement). In such event, the Takeover Offer will be implemented on the same terms, so far as applicable, and subject to the terms of the Cooperation Agreement, as those which would apply to the Scheme, subject to appropriate amendments to reflect, among other things, the change in the method of effecting the Acquisition (including, without limitation: (i) the inclusion of an acceptance condition set at 75% of the Ramsdens Shares to which such Takeover Offer relates (or such other percentage as Bidco may, subject to the rules of the Code and the terms of the Cooperation Agreement and with the consent of the Panel, decide, being in any case more than 50% of the Ramsdens Shares); and (ii) those required by, or deemed appropriate by, Bidco under applicable law, including US securities law). Further, if sufficient acceptances of such Takeover Offer are received and/or sufficient Ramsdens Shares are otherwise acquired, it is the intention of Bidco to apply the provisions of the Companies Act to acquire compulsorily any outstanding Ramsdens Shares to which such offer relates.

10	The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction. Any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about and observe any applicable requirements. Further information in relation to Overseas Shareholders will be contained in the Scheme Document.

11	Unless otherwise determined by Bidco or required by the Code and permitted by applicable law and regulations, the Acquisition is not being, and will not be, made, directly or indirectly, in, into or by the use of the mail of, or by any other means or instrumentality (including, but not limited to, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and will not be capable of acceptance by any such use, means, instrumentality or facility or from within any Restricted Jurisdiction.

12	The Scheme will be subject to the fulfilment (or waiver, if permitted) of the Conditions set out in Part A of this Appendix A, to the further terms set out in this Part B of this Appendix A, to the full terms and conditions which will be set out in the Scheme Document, and to such further terms as may be required to comply with the provisions of the Code.

13	Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.

14	The Scheme will not become effective unless the Conditions have been fulfilled or (to the extent capable of waiver) waived or, where appropriate, have been determined by Bidco to be or remain satisfied by no later than the Long-Stop Date.

15	This announcement and any rights or liabilities arising hereunder, the Acquisition, the Scheme and any proxies will be governed by English law and be subject to the jurisdiction of the courts of England and Wales. The Scheme will be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange, the AIM Rules, the FCA and the Registrar of Companies.

Appendix B

Bases and Sources

In this announcement, unless otherwise stated or the context otherwise requires, the following bases and sources have been used.

1	The fully diluted share capital of 33,870,782 Ramsdens Shares is calculated on the basis of:

1.1	32,355,782 Ramsdens Shares in issue as at the close of business on the Latest Practicable Date; plus

1.2	1,515,000 Ramsdens Shares, being the maximum number of Ramsdens Shares which could be issued on or after the date of this announcement to satisfy the exercise and vesting of awards outstanding under the Ramsdens Share Schemes as at the close of business on the Latest Practicable Date.

2	The value of approximately £206 million for the entire issued and to be issued share capital of Ramsdens is based on:

2.1	Cash Consideration of 600 pence per Ramsdens Share;

2.2	Ramsdens' fully diluted share capital of 33,870,782 Ramsdens Shares, as set out in paragraph 1 above; and

2.3	the Permitted Dividends of up to 9 pence in aggregate per Ramsdens Share, as further detailed in paragraph 2 of this announcement.

3	The pre-IFRS 16 enterprise value of Ramsdens implied by the terms of the Acquisition, being £203 million, is based on:

3.1	the value of Ramsdens' entire issued and to be issued ordinary share capital as set out in paragraph 2 above at the Offer Value; plus

3.2	the pre-IFRS 16 net cash position of £2.8 million as at 31 March 2026.

4	The premium calculations to the price per Ramsdens Share used in this announcement have been calculated by reference to the closing market price of a Ramsdens Share sourced from the Daily Official List on any particular date. The volume-weighted average prices have been derived from Bloomberg.

5	Unless otherwise stated, the financial information relating to Ramsdens is extracted from the audited consolidated financial statements of Ramsdens for the financial year ended 30 September 2025.

6	USD figures have been converted to GBP using the £:$ exchange rate of £1:$1.3256 as at the close of business on Latest Practicable Date, as derived from the Daily Official List.

7	Certain figures included in this announcement have been subject to rounding adjustments.

Appendix C

Profit Forecast

On 3 June 2026, Ramsdens published its interim results for the six months ended 31 March 2026. Included within these results was an update to the FY26 profit estimate that Ramsdens had previously announced in its trading update published on 3 May 2026. This updated statement read:

“Resulting from the continued strong performance across our diversified income streams and the additional benefit of the sustained high gold price, the Board currently anticipates that profit before tax for FY26 is expected to be in a range of £30m to £33m, ahead of current market expectations”.

This statement constitutes a profit forecast for the purposes of Rule 28 of the Code (the "Profit Forecast"), and the Panel has confirmed that the Profit Forecast constitutes an ordinary course profit forecast for the purposes of Note 2(a) to Rule 28.1 of the Code, to which the requirements of Rule 28.1(c)(i) of the Code apply.

Directors' confirmation

The Ramsdens Directors have considered the Profit Forecast and confirm that it remains valid, as at the date of this announcement, and has been properly compiled on the basis of the assumptions set out below and that the basis of accounting used is consistent with Ramsdens’ existing accounting policies.

Basis of preparation

The Profit Forecast is based on Ramsdens' current internal unaudited forecasts for FY26. The Profit Forecast has been compiled on the basis of the assumptions set out below. The basis of accounting used in the Profit Forecast is consistent with the existing accounting policies of Ramsdens in accordance with UK adopted international accounting standards.

Assumptions

The Profit Forecast has been prepared on the basis referred to above and subject to the principal assumptions set out below. The Profit Forecast is inherently uncertain and there can be no guarantee that any of the assumptions listed below will occur and/or if they do, their effect on Ramsdens' results of operations, financial condition or financial performance may be material.

The Profit Forecast should be read in this context and construed accordingly. The Ramsdens Directors have made the following assumptions in respect of FY26:

Assumptions within Ramsdens' control or influence:

•	no material change to the existing strategy or operation of Ramsdens' business;

•	no material change to Ramsdens' expected store opening programme in the current financial year;

•	no material deterioration in Ramsdens' relationships with its customers and no material adverse change to Ramsdens' ability to meet its customers’ needs and expectations based on current practice;

•	no material unplanned capital expenditure, asset disposals, merger and acquisition or divestment activity conducted by or affecting Ramsdens, save for the current recommended offer for Ramsdens by Bidco; and

•	no material change in dividend or capital allocation policies of Ramsdens.

Assumptions outside of Ramsdens' control or influence:

•	no material change in the gold price between the date of this announcement and the end of FY26;

•	no material change to existing prevailing macroeconomic, political or fiscal/inflationary conditions or stability during FY26 in the markets or locations in which Ramsdens operates;

•	no material change in legislation, taxation or regulatory requirements impacting Ramsdens' operations, expenditure or its accounting policies;

•	no material adverse change to Ramsdens' market environment before the end of FY26 (including in relation to customer demand or competitive environment, including regarding Ramsdens' market share and demand for Ramsdens' product offering);

•	no material change in Ramsdens' existing debt arrangements or ability to access external finance and refinance existing debt upon maturity; and

•	no material litigation or regulatory investigations, and no material unexpected developments in any existing litigation or regulatory investigation, each in relation to any of Ramsdens' operations, products or services.

Appendix D

Details of Irrevocable Undertakings

Ramsdens Directors

Bidco has received irrevocable undertakings from those Ramsdens Directors who are interested in Ramsdens Shares to vote (or procure the voting) in favour of the Scheme at the Court Meeting and the Resolutions at the General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure the acceptance of the Takeover Offer) in relation to the Ramsdens Shares held by them and (where relevant) their close relatives set out in the table below.

Name	Number of Ramsdens Shares	Percentage of Ramsdens' issued share capital as at the close of business on the Latest Practicable Date
Peter Kenyon	1,091,250	3.37
Martin Clyburn	209,375	0.65
Simon Herrick	27,735	0.09
Karen Ingham	7,500	0.02

These irrevocable undertakings remain binding in the event that a higher competing offer is made for Ramsdens and will cease to be binding only if:

•	the Scheme becomes effective in accordance with its terms or a Takeover Offer (if applicable) is declared unconditional in accordance with the requirements of the Code;

•	Bidco announces, with the consent of the Panel, that it does not intend to proceed with the Acquisition and no new, revised or replacement scheme or offer is announced in accordance with Rule 2.7 of the Code at the same time or within two Business Days of announcement;

•	the Scheme lapses or is withdrawn in accordance with its terms, unless Bidco announces, within five Business Days of such lapse or withdrawal and with the consent of the Panel, a firm intention to switch to a Takeover Offer (or vice versa, if Bidco elects to implement the Acquisition by way of a Takeover Offer); or

•	the Scheme does not become effective by the Long-Stop Date, or, if Bidco elects to implement the Acquisition by way of a Takeover Offer, the Takeover Offer does not become unconditional by the Long-Stop Date in accordance with the requirements of the Code.

Appendix E

Definitions

The following definitions apply throughout this announcement unless the context requires otherwise.

£, Sterling, pence or p	the lawful currency of the United Kingdom
$, USD, US$, US Dollars, cent or c	the lawful currency of the US
Acquisition	the recommended cash acquisition by Bidco of the entire issued and to be issued share capital of Ramsdens, to be implemented by way of the Scheme or (should Bidco so elect, subject to the consent of the Panel and to the terms of the Cooperation Agreement) by way of a Takeover Offer and, where the context admits, any subsequent revision, variation, extension or renewal thereof
AIM	AIM, a market operated by the London Stock Exchange
AIM Rules	the AIM Rules for Companies
Bidco	Chess Bidco Limited, a private company limited by shares incorporated in England and Wales with registered number 16434757
Briefing Paper	a briefing paper in relation to the Acquisition prepared in accordance with the CMA's Guidance on the CMA's Mergers Intelligence Function (CMA56 Revised), or any updated or revised guidance as may be issued by the CMA from time to time
Business Day	a day (other than a Saturday, Sunday or public holiday in England) on which banks are open for business in London
Cash Consideration	the cash consideration payable by Bidco pursuant to the terms of the Acquisition, being 600 pence per Ramsdens Share in addition to the Permitted Dividend
Cavendish	Cavendish Capital Markets Limited, a private limited company incorporated in England, with its registered address at 1 Bartholomew Close, London, England, EC1A 7BL and registration number 06198898
Clean Team Agreement	the clean team agreement dated 3 June 2026 between FirstCash and Ramsdens entered into in connection with the Acquisition, further details of which are set out at paragraph 13 of this announcement
CMA	the United Kingdom's Competition and Markets Authority
CMA Condition	the Condition set out in paragraph 4 of Part A of Appendix A to this announcement
Code	the City Code on Takeovers and Mergers
Companies Act	the Companies Act 2006

Conditions	the conditions to the implementation of the Acquisition (including the Scheme) as set out in Part A of Appendix A to this announcement and to be set out in the Scheme Document
Confidentiality Agreement	the confidentiality agreement dated 19 May 2026 between FirstCash and Ramsdens entered into in connection with the Acquisition, further details of which are set out in paragraph 13 of this announcement
Cooperation Agreement	the agreement dated 23 June 2026 between Bidco and Ramsdens and relating, among other things, to the implementation of the Acquisition, further details of which are set out in paragraph 13 of this announcement
Court	the High Court of Justice of England and Wales
Court Meeting	the meeting(s) of the Scheme Shareholders to be convened by order of the Court pursuant to section 896 of the Companies Act, notice of which will be set out in the Scheme Document, for the purpose of considering and, if thought fit, approving the Scheme, including any adjournment thereof
Court Sanction Hearing	the hearing of the Court to sanction the Scheme and, if such hearing is adjourned, reference to commencement of any such hearing shall mean the commencement of the final adjournment thereof
CREST	the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755)) in respect of which Euroclear UK & International Limited is the Operator (as defined in such Regulations) in accordance with which securities may be held and transferred in uncertificated form
Daily Official List	the daily official list of the London Stock Exchange
Dealing Disclosure	has the same meaning as in Rule 8 of the Code

Disclosed	information which has been:

(i)	disclosed by or on behalf of Ramsdens in:

(a)	the interim results of the Ramsdens Group for the six-month period ended 31 March 2026;

(b)	the annual report and accounts of the Ramsdens Group for the financial year ended 30 September 2025;

(c)	this announcement; and/or

(d)	any other public announcement to a Regulatory Information Service by, or on behalf of, Ramsdens prior to the date of this announcement; and/or

(ii)	fairly disclosed to Bidco (or its officers, employees, agents or advisers in their capacity as such) by or on behalf of Ramsdens in each case prior to the date of this announcement, including via the virtual data room operated on behalf of Ramsdens in respect of the Acquisition;

EA	the Enterprise Act 2002

Effective	(i)	if the Acquisition is implemented by way of the Scheme, the Scheme having become effective pursuant to and in accordance with its terms; or

(ii)	if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer having been declared or having become unconditional in accordance with the requirements of the Code

Effective Date	the date upon which the Acquisition becomes Effective

Excluded Shares	any Ramsdens Shares:

(i)	registered in the name of, or beneficially owned, by FirstCash, Bidco or any other member of the Wider Bidco Group at the Scheme Record Time;

(ii)	held in treasury by Ramsdens at the Scheme Record Time; or

(iii)	which Bidco and Ramsdens agree will not be subject to the Scheme

FCA	the Financial Conduct Authority of the United Kingdom, acting in its capacity as the competent authority for the purposes of FSMA
FCA Change in Control Condition	the Condition set out in paragraph 3 of Part A of Appendix A to this announcement
FirstCash	FirstCash Holdings, Inc.
Forms of Proxy	the forms of proxy in connection with each of the Court Meeting and the General Meeting, which shall accompany the Scheme Document
FSMA	the Financial Services and Markets Act 2000
General Meeting	the general meeting of Ramsdens to be convened in connection with the Scheme, to consider and, if thought fit, approve the Resolutions, notice of which will be set out in the Scheme Document, including any adjournment thereof
H&T	H&T Group plc
HMRC	His Majesty's Revenue and Customs
IFRS	International Financial Reporting Standards
ISIN	international security identification number

Jefferies	Jefferies International Limited
Latest Practicable Date	22 June 2026, being the last Business Day prior to the date of this announcement
London Stock Exchange	London Stock Exchange plc
Long-Stop Date	31 December 2026, or such later date: (i) as may be agreed in writing by Bidco and Ramsdens (with the Panel's consent, if required); or (ii) (in a competitive situation) as may be specified by Bidco with the consent of the Panel, and, in each case, that (if so required) the Court may allow
Offer Document	should the Acquisition be implemented by way of a Takeover Offer, the offer document to be sent to (amongst others) Ramsdens Shareholders setting out, amongst other things, the full terms and conditions of the Takeover Offer
Offer Value	609 pence per Ramsdens Share, being the sum total per Ramsdens Share of the Cash Consideration and the Permitted Dividends that are actually paid to Ramsdens Shareholders prior to the Effective Date
Opening Position Disclosure	has the same meaning as in Rule 8 of the Code
Overseas Shareholders	Ramsdens Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom
Panel	the Panel on Takeovers and Mergers
Permitted Dividends	the interim dividend of 6 pence per Ramsdens share and the special dividend of 3 pence per Ramsdens share each in respect of the six-month period ended 31 March 2026 and declared by the Ramsdens Board on 3 June 2026
Phase 1 Investigation	an investigation to determine whether to make a Phase 2 Reference
Phase 2 Reference	a reference made pursuant to section 33 or section 45 of the EA to the chair of the CMA for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013 to conduct a phase 2 investigation
Profit Forecast	has the meaning given to it in Appendix C to this announcement
Ramsdens	Ramsdens Holdings PLC
Ramsdens Board or Ramsdens Directors	the directors of Ramsdens at the time of this announcement or, where the context so requires, the directors of Ramsdens from time to time
Ramsdens Group	Ramsdens and its subsidiary undertakings
Ramsdens Share Schemes	the Ramsdens Long Term Incentive Plan and the Ramsdens Company Share Option Plan

Ramsdens Shareholders	the registered holders of Ramsdens Shares from time to time
Ramsdens Shares	ordinary shares of one penny each in the capital of Ramsdens
Registrar of Companies	the Registrar of Companies in England and Wales
Regulatory Information Service	any information service authorised from time to time by the FCA for the purpose of disseminating regulatory announcements
Resolutions	the shareholder resolution(s) to be proposed at the General Meeting necessary to approve, implement and effect the Scheme and the Acquisition, including (without limitation) a resolution to implement certain amendments to be made to the articles of association of Ramsdens
Restricted Jurisdiction	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Ramsdens Shareholders in that jurisdiction
Scheme	the scheme of arrangement proposed to be made under Part 26 of the Companies Act between Ramsdens and the Scheme Shareholders, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by Ramsdens and Bidco, to implement the acquisition of the entire issued and to be issued share capital of Ramsdens by Bidco
Scheme Court Order	the order of the Court sanctioning the Scheme under Part 26 of the Companies Act
Scheme Document	the document to be sent to (among others) Ramsdens Shareholders containing and setting out, among other things, the full terms and conditions of the Scheme and containing the notices convening the Court Meeting and General Meeting
Scheme Record Time	the time and date specified in the Scheme Document, expected to be 6.00 pm London time on the Business Day immediately prior to the Effective Date, or such later time as Bidco and Ramsdens may agree and that (if so required) the Court may allow
Scheme Shareholders	holders of Scheme Shares

Scheme Shares	Ramsdens Shares:

(i)	in issue as at the date of the Scheme Document;

(ii)	(if any) issued after the date of the Scheme Document and prior to the Scheme Voting Record Time; and

(iii)	(if any) issued on or after the Scheme Voting Record Time and before the Scheme Record Time, either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which the holders thereof shall have agreed in writing to be bound by the Scheme, in each case remaining in issue at the Scheme Record Time, but excluding any Excluded Shares

Scheme Voting Record Time	the time and date specified in the Scheme Document by reference to which entitlement to vote on the Scheme will be determined
Substantial Interest	a direct or indirect interest in 20% or more of the voting equity capital of an undertaking
Takeover Offer	if (subject to the consent of the Panel) Bidco elects to effect the Acquisition by way of a takeover offer (as defined in Chapter 3 of Part 28 of the Companies Act), the offer to be made by or on behalf of Bidco to acquire the issued and to be issued share capital of Ramsdens on the terms and subject to the conditions to be set out in the related offer document
Third Party	a relevant government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, court, trade agency, association, institution, any entity owned or controlled by any relevant government or state, or any other body or person whatsoever in any jurisdiction
UK or United Kingdom	the United Kingdom of Great Britain and Northern Ireland
United States of America or US	the United States of America, its territories, possessions, any state of the United States and the District of Columbia
US Exchange Act	the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder
Wider Bidco Group	FirstCash and the subsidiaries and subsidiary undertakings of FirstCash (including Bidco) and associated undertakings (including any joint venture, partnership, firm or company in which FirstCash or any such undertakings (aggregating their interests) have a Substantial Interest)
Wider Ramsdens Group	Ramsdens and the subsidiaries and subsidiary undertakings of Ramsdens and associated undertakings (including any joint venture, partnership, firm or company in which any member of the Ramsdens Group or any such undertakings (aggregating their interests) have a Substantial Interest)

For the purposes of this announcement, subsidiary, subsidiary undertaking, undertaking, associated undertaking have the meanings given to them by the Companies Act.

References to an enactment include references to that enactment as amended, replaced, consolidated or re-enacted by or under any other enactment before or after the date of this announcement.

All references to time in this announcement are to London time, unless otherwise stated. References to the singular include the plural, and vice versa.